UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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First Commonwealth Financial Corporation

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FIRST COMMONWEALTH FINANCIAL CORPORATION

Old Courthouse Square, 22 North Sixth Street

Indiana, Pennsylvania 15701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

First Commonwealth Financial Corporation will hold its annual meeting of shareholders on Monday, April 20, 2009, at First Commonwealth Place, 654 Philadelphia Street, Indiana, Pennsylvania. The meeting will begin at 3:00 p.m. At the meeting we will:

1.	Elect three members to the Board of Directors to serve for terms expiring in 2011;

2.	Consider and vote on a proposal to approve the First Commonwealth Financial Corporation Incentive Compensation Plan; and

3.	Attend to other business, if any, properly presented at the meeting.

Only shareholders who owned stock at the close of business on February 27, 2009 may attend and vote at the meeting or any adjournment.

Your Board of Directors recommends that you vote “FOR” the election of Directors and approval of the Incentive Compensation Plan.

We are enclosing a copy of First Commonwealth’s 2008 Annual Report on Form 10-K with this Proxy Statement. The approximate date this Proxy Statement and proxy card are being mailed is March 16, 2009.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, SO THAT YOUR SHARES WILL BE REPRESENTED.

By Order of the Board of Directors,

David R. Tomb, Jr.
Secretary

i

FIRST COMMONWEALTH FINANCIAL CORPORATION

Old Courthouse Square, 22 North Sixth Street

Indiana, Pennsylvania 15701

PROXY STATEMENT

On Monday, April 20, 2009, First Commonwealth Financial Corporation will hold its 2009 annual meeting of shareholders at First Commonwealth Place, 654 Philadelphia Street, Indiana, Pennsylvania. The meeting will begin at 3:00 p.m.

This Proxy Statement contains information and a proxy card relating to the annual meeting and was prepared under the direction of our Board of Directors to solicit your proxy for use at the annual meeting (or any postponement or adjournment of the meeting scheduled in accordance with Pennsylvania law). This Proxy Statement is being mailed to our shareholders on or about March 16, 2009.

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

Shareholders of record of our common stock at the close of business on Friday, February 27, 2009 are entitled to vote at the annual meeting, or any postponement or adjournment of the meeting scheduled in accordance with Pennsylvania law. As of February 27, 2009, 85,055,220 shares of our common stock, par value $1.00 per share, were issued and outstanding and entitled to vote at the annual meeting.

What am I voting on?

At the meeting, you will be asked to:

•	elect three members to the Board of Directors to serve for terms expiring in 2011;

•	approve the First Commonwealth Financial Corporation Incentive Compensation Plan, including the issuance of up to 6,000,000 shares of common stock thereunder; and

•	attend to any other business properly presented at the meeting.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote as follows:

•	FOR the election of each of the nominees to serve as Director; and

•	FOR the approval of the Incentive Compensation Plan and issuance of shares of common stock under the Plan.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. As many shareholders are unable to attend the annual meeting in person, it is necessary that a large number of shareholders be represented by proxy. We have designated Douglas Brown, Natalie M. Felix, and Robin L. Shaw as proxies for our 2009 annual meeting of shareholders.

All shares represented by valid proxies will be voted in the manner specified in those proxies.

How can I vote?

You may vote in person by attending the meeting. You may also vote by proxy using the enclosed proxy card or by submitting your vote by telephone or via the Internet.

To vote by using your proxy card, sign and return your proxy card using the envelope provided with this Proxy Statement. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by our Board of Directors.

How do I vote by telephone?

If your shares are registered in your name, you may vote your shares over the telephone by accessing the telephone voting system toll-free at 1-866-580-9477 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card to vote when you call. Telephone voting facilities will close at 11:59 p.m. Eastern Time on April 19, 2009.

If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the telephone by following the telephone voting instructions, if any, that accompany the proxy card you receive from the broker, bank or other nominee.

How do I vote using the Internet?

If your shares are registered in your name, you may vote your shares over the Internet by accessing http://www.eproxy.com/fcf and following the on-screen instructions. You will need the control number that appears on your proxy card to vote when using this web page. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet voting facilities will close at 11:59 p.m. Eastern Time on April 19, 2009.

If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the Internet by following the voting instructions provided on the voting instruction form that you receive from the broker, bank or other nominee.

How many votes may I cast?

For the election of directors, you are entitled to cast one vote for each share that you held as of the record date for each candidate nominated. Cumulative voting is not permitted.

For the approval of the First Commonwealth Incentive Compensation Plan and any other matter brought before the meeting, you are entitled to one vote for each share that you held as of the record date.

What vote is required to approve each item on the agenda?

With regard to the election of directors, the three director nominees who receive the greatest number of votes cast at the annual meeting will be elected as directors. We will not count abstentions as either for or against a director, so abstentions have no effect on the election of a director.

With regard to the approval of the First Commonwealth Incentive Compensation Plan, the proposal will be approved if a majority of the shares present in person or represented by proxy at the meeting vote in favor of the proposal. Abstentions will have the same effect as a vote against this proposal.

What is a quorum?

A quorum of the holders of the outstanding shares must be represented for the annual meeting to be held. Our By-Laws require the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on each matter to be acted on at the annual meeting to establish a quorum. In counting a quorum, we count votes “withheld” from our director nominees. We also count abstentions from voting.

What if a quorum is not present at the annual meeting?

If the annual meeting cannot be organized because a quorum is not present, the shareholders present at the meeting will have the power to adjourn the meeting to such time and place as they may determine.

What is a “broker non-vote”?

If you hold First Commonwealth shares in a brokerage account, your broker must vote your shares as you instruct. If you do not provide any voting instructions, your broker’s ability to vote your shares depends on whether the item is “routine” or “non-routine.” The New York Stock Exchange (NYSE) decides whether an item is routine.

Under NYSE rules, if a customer does not give voting instructions within ten days of the annual meeting, brokers may vote on routine items in their discretion on behalf of those customers. Brokers may not vote on any non-routine items without customer instructions. The NYSE does not consider the proposal to approve the First Commonwealth Incentive Compensation Plan to be a routine matter, so your broker may not vote on this matter in its discretion.

A broker “non-vote” occurs when the customer provides no voting instructions and the item is non-routine. We do not include broker non-votes in calculating the votes cast for any item. They have no effect on the outcome of a non-routine item.

May I change my mind after voting by proxy?

Yes. You may revoke your proxy at any time before it has been voted by:

•	submitting a written notice of revocation of your proxy to the Secretary of First Commonwealth, prior to voting at the annual meeting;

•	submitting a later dated proxy that is received by the Secretary of First Commonwealth prior to the annual meeting; or

•	appearing at the annual meeting and requesting that your proxy be revoked (however, your appearance at the annual meeting will not of itself constitute a revocation of your proxy).

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

What if I submit a proxy without specifying how to vote?

Unless you otherwise specify in the proxy, your proxy will be voted FOR the election of the persons nominated for Directors by our Board of Directors, and FOR the approval of the Incentive Compensation Plan. Where you have specified how your proxy is to be voted, it will be voted in accordance with your direction.

What if I am a participant in First Commonwealth’s employee stock ownership plan?

Shares held in the First Commonwealth Employee Stock Ownership Plan, or ESOP, are held of record by the Trust Division of First Commonwealth Bank as the administrator of the ESOP and are voted by the ESOP’s trustee. If you are a participant in the ESOP, you have the right to direct the trustee how to vote the shares that have been allocated to your ESOP account. You will receive a proxy card from our transfer agent with instructions on how to vote your ESOP shares, and the ESOP trustee will vote your ESOP shares as you direct on the proxy card. If you do not submit voting directions, the trustee has discretion to vote your ESOP shares on any matter except the election of Directors.

Who may solicit proxies on First Commonwealth’s behalf?

We have retained Georgeson Inc. to assist us with the solicitation of proxies and will pay fees estimated to be approximately $7,500 plus reimbursement of out-of-pocket expenses.

Our Directors, officers and employees may solicit proxies from our shareholders. These persons will not receive any additional compensation for their efforts to solicit proxies. We will request that the notice of annual meeting, this Proxy Statement, the proxy card and related materials, if any, be forwarded to beneficial owners, and we expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling these materials.

Will any business be conducted at the annual meeting other than as specified above?

The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than the matters described in this Proxy Statement and those incidental to the conduct of the meeting. However, if other matters are duly brought before the annual meeting or any adjournments of the meeting, the persons named in your proxy will have the discretion to vote or act on such matters according to their best judgment.

What are the deadlines for shareholder proposals for next year’s annual meeting?

If you want to submit a proposal for consideration at our 2010 annual meeting of shareholders, or if you want to submit a proposal for inclusion in our proxy statement for the 2010 annual meeting of shareholders, our By-Laws require you to give us advance notice of your proposal at least 120 days prior to the first anniversary of the date of this Proxy Statement (that is, not later than November 13, 2009). Your notice must include the following information:

•	a brief description of the matter that you wish to bring before the meeting, your reasons for wishing to bring the matter before the meeting and any material interest that you have in that matter;

•	a representation that you intend to appear in person or by proxy at the meeting to raise the proposal specified in the notice; and

•	your name, as it appears in our record books, and the number of shares of our common stock that you own beneficially and of record.

Proposals must also comply with the requirements of SEC Rule 14a-8 in order to be included in our proxy statement.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our By-Laws allow the Board of Directors to determine the size of the Board from time to time, subject to a minimum of three and a maximum of twenty-five directors. The number of directors is currently fixed at twelve. However, Director John A. Robertshaw, Jr. is not standing for reelection, and the Board has acted to reduce the number of directors to eleven at the expiration of Mr. Robertshaw’s term.

Elimination of Our Classified Board

The Board of Directors is currently divided into three classes serving staggered three-year terms. Of the twelve Directors, there are four Directors in the class whose term expires in 2009, four Directors in the class whose term expires in 2010, and four Directors in the class whose term expires in 2011. In January 2008, the Board of Directors approved an amendment to our By-Laws that will eliminate our classified board structure by 2011. As a result of this amendment, Directors who are elected at this meeting will be elected for a term of two years, and Directors who are elected in 2010 and thereafter will be elected for a term of one year. All Directors will be elected annually beginning in 2011.

Nominees for Election to the Board

Upon the recommendation of our Governance Committee, the Board of Directors has nominated the following three persons for election at the 2009 annual meeting of shareholders for terms expiring in 2011:

Name	Age	Director Since	Business Experience Including Principal Occupation for Past Five Years
James W. Newill	74	1998	Certified Public Accountant; formerly President of J. W. Newill Company, a certified public accounting firm; Mayor, Highland Beach, Florida since March 2008; formerly Commissioner, Highland Beach, Florida.

Laurie S. Singer	57	1998	President of Allegheny Valley Development Corporation, a regional not for profit economic development consulting company in Brackenridge, Pennsylvania. Formerly President of the Allegheny Valley Chamber of Commerce.

Robert J. Ventura	59	2004	Principal of Ventura Group, LLC, an investment banking and corporate development advisory services company in Pittsburgh, Pennsylvania.

Each Director elected this year will continue in office until a successor has been elected. The Board has no reason to believe that any nominee will be unable to serve. However, if any nominee is unable or unwilling to serve, the persons named in the accompanying proxy card intend to vote for the remainder of those who have been nominated, and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Biographical Summaries of Current Directors

The table below sets forth certain biographical information concerning our current Directors (other than the Director nominees, for whom information is set forth in the table above). Each Director has held the position shown for more than five years unless otherwise indicated.

Many Directors also serve as directors or officers of operating subsidiaries of First Commonwealth. Those subsidiaries include First Commonwealth’s banking subsidiary, First Commonwealth Bank (or “FCB”), First Commonwealth Insurance Agency, Inc. (or “FCIA”), a wholly-owned insurance agency subsidiary of First Commonwealth Bank, and First Commonwealth Financial Advisors, Inc. (or “FCFA”), a financial planning, consulting and asset management firm. For convenience, references to these subsidiaries in the following table have been abbreviated as indicated above.

Name	Age	Director Since	Current Term Expires	Business Experience Including Principal Occupation for Past Five Years
Julie A. Caponi	47	2007	2010	Vice President-Audit of Alcoa Inc., a producer of aluminum and aluminum products that is headquartered in Pittsburgh, Pennsylvania, since 2004; formerly Assistant Controller of Alcoa Inc. Also a director of FCB.

Ray T. Charley	57	1998	2011	Chief Executive Officer of Thomi Co., an operator of retail grocery stores in Greensburg, PA. Also a Director of FCB.

Julia E. Trimarchi Cuccaro	48	2006	2010	Attorney-At-Law; Vice President and Assistant Secretary of FCB since 2004. Also a director of FCB, FCIA, and FCFA.

David S. Dahlmann	59	1998	2010	Chairman of the Board of First Commonwealth Financial Corporation and FCB since 2006. Formerly Vice Chairman of First Commonwealth Financial Corporation. Adjunct Professor, Saint Vincent College, Latrobe, Pennsylvania. Also a director of FCB, FCIA, and FCFA.

John J. Dolan	52	2007	2010	President and Chief Executive Officer of First Commonwealth Financial Corporation since March 2007; Chief Executive Officer of FCB; Formerly Executive Vice President and Chief Financial Officer of First Commonwealth Financial Corporation; formerly President of FCB. Also a director of FCB, FCIA and FCFA.

Johnston A. Glass	59	1986	2011	Retired. Former Vice Chairman of First Commonwealth Financial Corporation and former President and Chief Executive Officer of FCB.

Dale P. Latimer	78	1984	2011	Chairman of the Board and Chief Executive Officer of R&L Development Company, a heavy construction company in New Alexandria, PA. President and Chief Executive Officer of Derry International Ltd., a mining company. Director of New Mexico Banquest Corporation, a bank holding company in Santa Fe, NM. Also a Director of FCB.

David R. Tomb, Jr.	77	1983	2011	Partner, Tomb and Tomb, Attorneys-at-Law in Indiana, PA. Senior Vice President, Secretary and Treasurer of First Commonwealth Financial Corporation. Also a Director, Secretary and Treasurer of FCB, FCIA and FCFA.

CORPORATE GOVERNANCE

First Commonwealth strives to maintain strong corporate governance practices, with a Board that is independent in the exercise of its business judgment, fully informed about our business, financial condition and operations and actively involved in its oversight role. The Board of Directors reviews our corporate governance practices on a continuing basis and has established several permanent committees comprised of Directors who are appointed to those committees annually. The principal committees are the Audit Committee, the Executive Compensation Committee and the Governance Committee. Following is a description of First Commonwealth’s corporate governance policies, which include corporate governance guidelines, codes of ethics and committee charters.

Corporate Governance Guidelines

Our Board of Directors has approved Corporate Governance Guidelines in accordance with the rules of the New York Stock Exchange to set forth the Board’s stance on key governance issues. The Corporate Governance Guidelines address, among other topics, the size and composition of the Board, the separation of the positions of Chairman and Chief Executive Officer, qualifications for service as a Director, responsibilities of Directors, Director independence, responsibilities of Board committees, Director access to management and outside advisors, Director share ownership requirements, continuing education for members of the Board of Directors and internal performance evaluations. The Board reviews the Guidelines at least annually and updates the Guidelines from time to time to reflect changes in governance practices.

Code of Conduct and Ethics

The Code of Conduct and Ethics governs the actions and working relationships of First Commonwealth employees, officers and Directors. This Code addresses, among other items, conflicts of interest, confidentiality, fair dealing, protection and proper use of corporate assets and compliance with laws, rules and regulations. The Code encourages and provides a process for the reporting of any illegal or unethical behavior.

First Commonwealth requires its employees, officers and Directors to talk to supervisors, managers or other appropriate personnel to report and discuss any known or suspected criminal activity involving First Commonwealth or its employees. First Commonwealth has established an ethics hotline to allow employees, officers and Directors to anonymously report any known or suspected violation of laws, rules or regulations or the Codes of Conduct and Ethics.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Executive Compensation Committee and Governance Committee (which also acts as a nominating committee). Information concerning each committee and its members follows.

Audit Committee

Number of Meetings in 2008	Committee Members	Duties and Functions Performed

9	James W. Newill (Chair) Julie A. Caponi Laurie S. Singer Robert J. Ventura

•       Monitors the integrity of our financial statements;

•       Responsible for the selection, compensation and oversight of our independent registered public accounting firm, including evaluating its qualifications and independence and preapproving audit and non-audit services performed by the independent accounting firm;

•       Oversees our internal audit process;

•       Monitors our compliance with legal and regulatory requirements, including the receipt and resolution of complaints concerning accounting, internal controls and auditing matters; and

•       Reviews and discusses major financial risk exposures with management and steps taken to monitor and control those exposures, including risk assessments and risk management policies.

Each Director who serves on the Audit Committee is “independent” and financially literate for purposes of the New York Stock Exchange listing standards. Directors Newill and Caponi qualify as “audit committee financial experts” as defined by the rules of the Securities and Exchange Commission. A report of the Audit Committee follows on page 42.

Governance Committee

Number of Meetings in 2008	Committee Members	Duties and Functions Performed

4	Laurie S. Singer (Chair) David S. Dahlmann† Dale P. Latimer James W. Newill John A. Robertshaw, Jr. ††

•       Develops criteria for the selection of new Directors;

•       Identifies candidates to fill vacancies that arise on the Board and evaluates and recommends incumbent Directors for nomination to the Board and for service on Board committees;

•       Develops and recommends a process for evaluating the performance of the Board;

•       Oversees succession planning for our CEO and other senior executive officers;

•       Reviews and approves related party transactions and monitors compliance with our Code of Ethics, insider trading and related policies; and

•       Annually reviews our Corporate Governance Guidelines.

†

Director Dahlmann is a member of the Governance Committee ex officio by virtue of his position as Chairman of the Board. Mr. Dahlmann attends Committee meetings but is not entitled to vote on matters brought before the Committee.

††	Director Robertshaw is not standing for re-election at the 2009 annual meeting.

Each Director who serves on the Governance Committee is “independent” for purposes of the New York Stock Exchange listing standards.

Executive Compensation Committee

Number of Meetings in 2008	Committee Members	Duties and Functions Performed

7	Robert J. Ventura (Chair) Julie A. Caponi Ray T. Charley David S. Dahlmann† Dale P. Latimer

•       Reviews and determines the compensation of all Directors, the CEO and all senior executive officers of First Commonwealth;

•       Reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other senior executive officers, evaluates their performance in light of those goals and objectives, and determines their respective compensation levels based on this evaluation; and

•       Reviews and approves the terms of any employment, severance, change of control or similar agreement for our CEO and other senior executive officers.

†	Director Dahlmann is a member of the Executive Compensation Committee ex officio by virtue of his position as Chairman of the Board. Mr. Dahlmann attends Committee meetings but is not entitled to vote on matters brought before the Committee.

Each Director who serves on the Executive Compensation Committee is “independent” for purposes of the New York Stock Exchange listing standards. A report of the Executive Compensation Committee follows on page 23.

Director Independence

The Board of Directors has affirmatively determined that all of our Directors except Ms. Cuccaro, Mr. Dolan and Mr. Tomb meet the standards for independence as defined by the New York Stock Exchange. In making this determination, the Board has determined that a Director may be independent even if he or she has business relationships with First Commonwealth or one of its affiliates, as long as, in the Board’s business judgment:

•

any transaction involving the Director is entered into in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons;

•	the relationship complies with all applicable federal and state regulations; and

•	the relationship would not interfere with the Director’s exercise of judgment independent from management of First Commonwealth.

Meetings of the Board of Directors

The Board of Directors met six times during 2008. All of the Directors attended at least 75% of the total number of meetings of the Board and all committees of which they were members.

Meetings of Non-Management Directors

First Commonwealth’s non-management Directors meet at regularly scheduled executive sessions without any management Directors in attendance. Our Chairman, David S. Dahlmann, has been designated as the Lead Director and presides over the executive sessions.

Annual Meeting Attendance

The annual meeting provides a valuable opportunity for shareholders to meet and interact with our Directors. All Directors are expected to attend the annual meeting in the absence of an unavoidable conflict. Last year all twelve of our Directors attended the annual meeting.

Share Ownership Requirement

Our Corporate Governance Guidelines require each Director to own at least 15,000 shares of our stock. A newly elected Director has until the expiration of his or her initial term to satisfy this requirement.

Where to Find Governance Documents

You can find copies of the charters for our Audit Committee, Executive Compensation Committee and Governance Committee, as well as our Corporate Governance Guidelines, Code of Conduct and Ethics, and other important information, by visiting our website at www.fcbanking.com and following the links to “Investor Relations” and “Corporate Governance.”

Procedures for Nominating Directors

Our By-Laws require that any shareholder who intends to nominate a candidate for election to the Board of Directors (other than a candidate proposed by First Commonwealth’s then existing Board of Directors) must notify the Secretary of First Commonwealth in writing at least 120 days before the anniversary of the date on which First Commonwealth mailed its proxy statement for the previous year’s annual meeting (for the 2010 annual meeting, such notification must be received by the Secretary on or before November 13, 2009).

The notification should contain the following information, to the extent known by the shareholder who is submitting the nomination:

•	The name, address, age and principal occupation of the person being nominated and the number of shares of First Commonwealth stock that he or she owns beneficially and of record;

•	The name and residence address of the shareholder submitting the nomination, and number of shares of First Commonwealth Stock owned by that shareholder;

•	The total number of shares that, to the knowledge of the shareholder, will be voted for the proposed nominee;

•

A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such persons or persons) pursuant to which the nomination is to be made by the shareholder;

•

Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and

•	The signed written consent of the nominee to serve as a director of First Commonwealth if so elected.

Nominations should be delivered to the Corporate Secretary at the following address:

First Commonwealth Financial Corporation

P.O. Box 400

Indiana, Pennsylvania 15701

Attention: Corporate Secretary

The Governance Committee will consider nominations submitted by a shareholder if submitted in accordance with the By-Laws in a timely manner.

Criteria for Director Nominees

In considering possible candidates for nomination as a director, the Governance Committee is guided by the following criteria. Candidates should:

•	possess a sustained record of high achievement in financial services, business, industry, government, academia, the professions, or civic, charitable or non-profit organizations;

•

have a reputation for integrity, honesty and adherence to high ethical standards and personal qualities that will help to sustain an atmosphere of mutual respect and collegiality among the members of the Board;

•

have the strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction;

•	understand or demonstrate a commitment to understand First Commonwealth, including our strategic vision, our mix of businesses and our approach to regulatory relations and risk management;

•

have a commitment and sufficient time to devote to our affairs, including regularly attending and participating in meetings of the Board and, in the case of non-management Directors, at least one standing committee; and

•	not have, nor appear to have, a conflict of interest that would impair his or her ability to represent the interests of our shareholders and to fulfill the responsibilities of a Director.

When evaluating an incumbent Director for re-election to our Board, the Governance Committee considers these criteria and also considers the Director’s past performance on the Board and any committee, including meeting attendance and participation and the value of his or her contributions to the effectiveness of the Board and its committees.

COMPENSATION OF DIRECTORS

In 2008, each of our non-employee Directors was compensated according to the following schedule:

Annual Retainer – Board Member	$18,000
Annual Retainer – Audit Committee Chair	$7,500
Annual Retainer – Other Committee Chairs	$5,000
Board Meeting Fee	$2,000
Committee Meeting Fee – Committee Member	$1,000
Committee Meeting Fee – Committee Chair	$2,000

Directors who are also employees of First Commonwealth or any of its subsidiaries do not receive additional compensation for service on our Board of Directors or meeting attendance.

In addition to the fees described above, Mr. Dahlmann receives an annual retainer fee of $200,000 for his service as the Non-Executive Chairman of First Commonwealth Financial Corporation and FCB.

The following table shows the compensation paid to our non-employee Directors during 2008:

Name	Fees earned or paid in cash ($)(1)	All other compensation ($)(2)	Total ($)
Julie A. Caponi	46,000	14,500	60,500
Ray T. Charley	39,000	36,000	75,000
David S. Dahlmann	232,000	11,000	243,000
Johnston A. Glass	57,000	—	57,000
Dale P. Latimer	54,000	12,000	66,000
James W. Newill	63,500	—	63,500
John A. Robertshaw, Jr.	38,000	12,000	50,000
Laurie S. Singer	61,000	—	61,000
Robert J. Ventura	59,500	—	59,500

(1)	“Fees earned or paid in cash” consists of retainer fees and fees for attending meetings of the Board of Directors and Committees of First Commonwealth Financial Corporation.
(2)	“All other compensation” consists of fees for attending meetings of the Board of Directors and Committees of First Commonwealth Bank at the rate of $1,000 per meeting attended.

We did not grant any stock options to our Directors in 2008, as we do not have an active equity-based compensation plan at this time. Certain Directors hold options to purchase our stock that were awarded under prior plans. The table below sets forth the number of underlying securities, exercise price and expiration date of stock options held by the non-management Directors as of December 31, 2008. All of these stock options are fully earned and vested.

Name and Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date(1)
Julie A. Caponi	0	N/A	N/A

Ray T. Charley
1/12/1999	2,000	11.5625	1/11/2009
1/11/2000	2,000	11.063	1/11/2010
1/31/2001	2,000	10.75	1/31/2011
1/23/2002	3,000	11.70	1/23/2012
1/13/2003	3,000	12.06	1/13/2013
1/12/2004	3,000	14.41	1/12/2014
1/18/2005	3,000	14.55	1/18/2015

David S. Dahlmann
1/13/2003	3,000	12.06	1/13/2013
1/12/2004	3,000	14.41	1/12/2014
1/18/2005	3,000	14.55	1/18/2015

Johnston A. Glass	0	N/A	N/A

Dale P. Latimer
1/12/2004	3,000	14.41	1/12/2014
1/18/2005	3,000	14.55	1/18/2015

James W. Newill
1/12/1999	2,000	11.5625	1/11/2009
1/11/2000	2,000	11.063	1/11/2010
1/31/2001	2,000	10.75	1/31/2011
1/23/2002	3,000	11.70	1/23/2012
1/13/2003	3,000	12.06	1/13/2013
1/12/2004	3,000	14.41	1/12/2014
1/18/2005	3,000	14.55	1/18/2015

John A. Robertshaw, Jr.
1/12/2004	3,000	14.41	1/12/2014
1/18/2005	3,000	14.55	1/18/2015

Laurie S. Singer
1/12/1999	2,000	11.5625	1/11/2009
1/23/2002	1,500	11.70	1/23/2012
1/13/2003	3,000	12.06	1/13/2013
1/12/2004	3,000	14.41	1/12/2014
1/18/2005	3,000	14.55	1/18/2015

Robert J. Ventura(2)
2/28/2001	13,760	5.29	2/28/2011
4/24/2002	33,024	6.36	4/24/2012
5/22/2003	13,760	9.19	5/22/2013
1/18/2005	3,000	14.55	1/18/2015

(1)	Unexercised options generally terminate on the earlier of the option expiration date indicated or sixty (60) days after the date that the option holder ceases to be a Director of First Commonwealth (or three (3) months following a Director’s termination as a result of death or disability), except that the options awarded to Mr. Ventura pursuant to the GA Financial, Inc. stock option plan (as noted in footnote 2 below) may be exercised for a period of three (3) months following the termination of his status as a Director (or one (1) year following his termination as a result of death or disability).
(2)	Options granted to Mr. Ventura in 2001, 2002 and 2003 were granted by GA Financial, Inc. in his capacity as a Director of GA Financial. These options were converted into options to purchase First Commonwealth common stock on May 24, 2004 upon the completion of the merger of GA Financial and First Commonwealth.

EXECUTIVE OFFICERS

Information regarding our executive officers is set forth below. Biographical information for Messrs. Dolan and Tomb is set forth above under “Election of Directors.”

Name	Age	Positions Held and Principal Occupation for Past Five Years
Thaddeus J. Clements	52	Executive Vice President/Strategic Resources of First Commonwealth Financial Corporation (“FCFC”) since 2000. Formerly Senior Executive Vice President of FCB.

Edward J. Lipkus, III	45	Chief Financial Officer and Executive Vice President of FCFC since March 2007. Formerly Senior Vice President and Controller of FCFC from August 2006 to March 2007. Prior to joining First Commonwealth, served as First Vice President, Controller, and Principal Accounting Officer for Valley National Bancorp, a bank holding company headquartered in Wayne, New Jersey.

Leonard V. Lombardi	49	Senior Vice President and Chief Audit Executive of FCFC since January 1, 2009. Formerly Senior Vice President/Loan Review and Audit Manager of FCFC.

Sue A. McMurdy	52	Executive Vice President of FCFC; Chief Information Officer of FCFC since 2000. Formerly Senior Executive Vice President of FCB; formerly President and Chief Executive Officer of First Commonwealth Systems Corporation, an information technology and data processing subsidiary that we merged into FCB in 2006.

R. John Previte	59	Senior Vice President, Investments, of FCFC since 1992. Also Senior Executive Vice President and Investment Officer of FCB; Chairman, President and Investment Officer of FraMal Holdings Corporation, and investment subsidiary of FCFC; Administrative Trustee of First Commonwealth Capital Trust I, First Commonwealth Capital Trust II and First Commonwealth Capital Trust III. Formerly Vice President of FraMal Holdings Corporation.

T. Michael Price	46	President of First Commonwealth Bank since November 2007. Formerly Chief Executive Officer of the Cincinnati and Northern Kentucky Region of National City Bank from July 2004 to November 2007 and Executive Vice President and Head of Small Business Banking of National City Bank prior to July 2004.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section we discuss the objectives and elements of our executive compensation program. This discussion focuses on compensation decisions in 2008 affecting our chief executive officer (CEO), our chief financial officer and the three other executive officers who received the highest compensation during 2008. We refer to these individuals as the “named executive officers.”

Operation and Role of the Compensation Committee

The Executive Compensation Committee (the “Committee”) of the Board is comprised of four directors: Robert J. Ventura (Chairman), Julie A. Caponi, Ray T. Charley and Dale P. Latimer. Each member of the Committee is an “independent director” for purposes of the New York Stock Exchange listing standards. The Committee operates under a written charter that is reviewed and approved annually by the Board. A copy of this charter is available under the “Investor Relations — Corporate Governance” section of our website, http://www.fcbanking.com.

The basic responsibilities of the Committee are to:

•

annually review and determine the compensation of all directors, the CEO and the executive officers of First Commonwealth who report to the CEO, whom we refer to as senior executive officers, including compensation awarded pursuant to any incentive compensation plans and equity-based plan that we maintain;

•

annually review and approve corporate goals and objectives relevant to the compensation of our CEO and senior executive officers, evaluate their performance in light of those goals and objectives, and determine their respective compensation levels based on this evaluation; and

•

review and approve, for our CEO and senior executive officers, the terms of any employment agreements, severance rights and change of control agreements, in each case as, when and if appropriate, and any special or supplemental benefits.

The Committee relies upon such performance data, statistical information and other data regarding executive compensation programs, including information provided by First Commonwealth’s Human Resources Department, officers and outside advisors, as it deems appropriate. The Committee has access to individual members of management and employees and may invite them to attend any Committee meeting. The Committee has the power and discretion to retain, at First Commonwealth’s expense, such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties. During 2008, the Committee retained Mercer Human Resource Consulting for the purposes described below under “Compensation Consultant.”

Our compensation program is a continuing process throughout the year, and the Committee meets as often and at such times as the Chairman or a majority of the Committee members determines.

Role of Executives in Establishing Compensation

The CEO plays a significant role in the design and implementation of our compensation program for all senior executive officers other than himself. His role includes:

•	making recommendations on performance targets, goals and objectives for our incentive plans;

•	evaluating senior executive officer performance;

•	making recommendations regarding corporate titles, base salaries, annual and long-term incentive award opportunities and other employment terms for senior executive officers; and

•	providing background information for Committee meeting agenda items.

The CEO generally attends Committee meetings, but he is not present during executive sessions of the Committee at which his compensation is discussed. Thaddeus J. Clements, Executive Vice President and head of our Human Resources Department, serves as the executive liaison to the Committee and regularly attends Committee meetings to provide reports and information on agenda topics.

Compensation Consultant

The Committee is authorized to retain consultants and advisors to assist in the performance of its evaluation and oversight of our compensation programs. The Committee has retained Mercer Human Resources Consulting, or Mercer, as its compensation consultant since 2006. During 2008, Mercer assisted the Committee in benchmarking the base salaries and total cash compensation of the senior executive officers and other key executive positions at First Commonwealth, reviewing and updating First Commonwealth’s peer group for executive compensation comparisons and reviewing First Commonwealth’s practices with respect to change in control severance and benefits. Representatives of Mercer attended several meetings of the Committee in person or by telephone to present Mercer’s findings and to respond to questions posed by Committee members.

Peer Group for Compensation Comparison

The Committee annually reviews financial services organizations to select peers for comparison in compensation matters. In selecting our peer group, the Committee selects companies from the regional bank sub-industry (based on the Global Industry Classification Standard classification system) with total assets between $2 billion and $15 billion and with similar market capitalization and comparable product offerings. Most of the companies in our peer group are located in the Middle Atlantic and Midwest regions of the United States with headquarters outside of major metropolitan areas. These criteria are intended to yield a group of companies that operate in regions with similar economic conditions, labor markets and cost of living as First Commonwealth. Our peer group may change periodically as peers are acquired, grow or expand outside of our market through mergers or acquisitions.

The peer group for comparison in 2008 consisted of the following financial services companies:

Amcore Financial Inc.	Park National Corp.
FNB Corporation	S&T Bancorp Inc.
Harleysville National Corp.	South Financial Group Inc.
Integra Bank Corp.	Susquehanna Bancshares, Inc.
Irwin Financial Corp.	United Bankshares, Inc.
National Penn Bancshares Inc.	United Community Banks Inc.
Old National Bancorp	WesBanco Inc.

The Committee chose to replace Fulton Financial Corporation with Harleysville National Corporation in the 2008 peer group primarily because Fulton Financial had grown to exceed $15 billion in total assets and therefore no longer met the criteria applied by the Committee for selecting peer group members. Harleysville National was chosen because of its comparable size and Pennsylvania headquarters.

The Committee benchmarks the base salary, annual incentive target, long-term incentive target and total compensation against the 50th percentile of compensation paid to comparable positions within the peer group. This direct peer comparison is the primary benchmarking source. However, in some cases, the availability of relevant peer information is limited for some specific executive positions. The Committee also recognizes that we compete for executive talent within a broader labor market than that which is represented solely by peer data. Accordingly, the Committee may use other compensation survey data to supplement the peer data when benchmarking executive compensation.

Elements of Compensation

This section describes the elements of our compensation program, including material decisions with respect to each element of compensation for our named executive officers during 2008. The compensation program consists primarily of the following components:

•	base salary;

•	annual incentive compensation, which is paid in cash;

•

long-term incentive compensation, which is currently payable in cash but may be settled with equity-based compensation subject to the approval of the First Commonwealth Incentive Compensation Plan by our shareholders;

•	benefits and perquisites; and

•	change in control and employment agreements for certain named executive officers.

The Committee seeks to appropriately balance fixed compensation with variable, or “at risk,” compensation that is contingent on the financial success of the organization. A significant portion of the total compensation opportunity of the named executive officers is at risk, with variable compensation representing 50% of the total compensation opportunity for the CEO and Bank President and 25% to 35% of the total compensation opportunity for the other named executive officers. This mix of fixed and variable compensation balances the need to pay competitive compensation with our goal of aligning pay with performance. In addition, if our Incentive Compensation Plan is approved by shareholders the Committee intends to utilize equity-based compensation for long-term incentive awards so that that 50% of each named executive officer’s variable compensation opportunity will consist of equity-based compensation. The Committee believes that an equity compensation component will further align the interests of senior executive officers with our shareholders by increasing the overall ownership of senior executive officers and linking the value of awards with the value of our common stock.

Base Salary

We provide base salaries to compensate our named executive officers for services performed during the year. Base salaries further our objectives of attracting and retaining executive talent and providing compensation that is competitive with our peers. Base salary directly affects the size of incentive plan awards, because we express incentive plan awards as a percentage of salary.

Base salaries for executive officers are determined by:

•	Evaluating the responsibilities of the position held and the experience of the individual; and

•	Considering the competitive marketplace for executive talent, primarily through a comparison to base salaries for comparable positions with companies in our peer group.

The Committee typically reviews base salaries annually as part of the performance review process as well as upon promotion or other change in job responsibility. Adjustments to base salaries are determined primarily by:

•

Evaluating the performance of First Commonwealth and each executive officer, including adherence to budget, completion of assigned projects, support of organizational initiatives, and in the case of an executive officer with responsibility for a particular business unit, consideration of the unit’s financial results; and

•	Taking into account changes in responsibilities delegated to each executive officer during the year.

The Committee generally targets the 50th percentile of peer group base salaries when reviewing the base salary.

The following tables set forth the 2009 base salaries for each of the named executive officers:

Name	2009 Base Salary	% Increase over 2008 Base Salary
John J. Dolan	$530,000	15.2%
Edward J. Lipkus, III	$285,000	11.8%
T. Michael Price	$360,500	3.0%
Sue A. McMurdy	$292,125	2.5%
David R. Tomb, Jr.	$268,000	0%

The Committee approved base salary increases for Mr. Dolan and Mr. Lipkus in an effort to bring their salaries closer to the 50th percentile of chief executive officers and chief financial officers, respectively, of the company’s compensation peer group. When considering these base salary increases, the Committee considered the company’s improved core results of operations during 2008. The Committee also noted the company’s performance relative to its peers, as measured by total shareholder return (which is the year-over-year percentage change in the company’s stock price plus dividends declared per share), and noted that the company’s 23.31% total return for the year ended December 31, 2008 ranked fifth out of the 15 companies in the compensation peer group.

Incentive Compensation Plans

The named executive officers and certain other key executives participate in two incentive compensation plans:

•	an annual incentive plan, which provides for the payment of annual cash bonuses based on the attainment of individual and short-term corporate performance measures, and

•

a long-term incentive compensation plan, which provides for the payment of cash bonuses or, subject to shareholder approval of our Incentive Compensation Plan, equity awards, based on the attainment of corporate performance measures over a rolling three-year period.

These plans are intended to further our objectives of aligning the interests of executives and shareholders by motivating and rewarding executives for increases in shareholder value and increasing the weighting of variable pay based on overall corporate, business unit and individual performance. The combination of annual and long-term incentives is intended to balance our desire to improve financial results over the short term with the need to employ prudent and sustainable growth strategies.

Performance objectives under our incentive compensation plans are derived from measures in First Commonwealth’s Balanced Scorecard, which is the performance management system utilized by First Commonwealth to measure strategy and monitor performance. For 2008, the Committee selected the following measures for our annual and/or long-term incentive plans: core earnings per share (EPS), core revenue growth, core return on equity and household growth. Core EPS, core revenue growth and core return on equity were assigned the highest weightings because they tend to be most closely aligned with shareholder return. The Committee viewed household growth as a key strategic driver for financial success in our mature, slow-growth markets, but assigned it a lower weighting than the other measures because it is not as closely aligned with shareholder return. All of these measures were part of our enterprise Balanced Scorecard in 2008, with the exception of core return on equity, which has been added to the 2009 Balanced Scorecard.

Annual Incentive Plan

The Committee approved the 2008 Annual Incentive Compensation Plan and granted awards under this plan in March 2008. Under the terms of this plan, each participating executive has the opportunity to earn a cash bonus equal to a percentage of his or her base salary subject to the attainment of First Commonwealth’s corporate performance goals and the individual’s performance goals during 2008. For purposes of determining annual incentive awards, corporate performance goals are assigned a weighting of 80% for our CEO and 70% for other executive officers and individual goals are assigned a weighting of 20% for our CEO and 30% for other executive officers. The Committee assigned a higher weighting to corporate performance because it is more closely aligned with shareholder return, with the CEO receiving an even greater emphasis toward corporate performance because he has ultimate accountability for our financial results.

Corporate Performance Goals.    The corporate performance goals used in the 2008 annual incentive plan and their respective weightings were as follows:

Measure	Weighting (% of total bonus opportunity)
	CEO	Other NEOs
Earnings per Share	40%	25%
Return on Equity	40%	20%
Revenue Growth	—	20%
Growth in Households	—	5%

	80%	70%

For each of these performance measures, the Committee established “threshold,” “target” and “maximum” levels of performance. The threshold represents the minimum acceptable level of performance to earn an award under the particular measure, which would result in the payout of 50% of the target award opportunity for that performance measure. The target represents the expected level of performance for a particular measure, which would result in the payout of 100% of the target award opportunity for that performance measure. The maximum represents a superior level of performance for a particular measure, which would result in the payout of 150% of the target award opportunity for that performance measure. Payouts are prorated for performance levels between threshold and target and target and superior. The plan also provided that no awards would be paid unless the company’s core earnings per share met or exceeded the “threshold” level.

These corporate goals were derived from our enterprise Balanced Scorecard. Target levels generally correspond with amounts reflected in the company’s budget, except in the case of earnings per share where the budgeted amount was assigned to the “superior” performance level. The Committee viewed the budgeted earnings per share to be a “reach” at the time the goals were established due to the uncertain economic conditions and deteriorating fundamentals for the financial services industry. Threshold levels for each performance measure were viewed as reasonably attainable goals that still represented notable improvement over prior-year levels, while superior levels were viewed as aggressive targets that would only be achieved through exceptional performance.

The corporate performance goals for 2008 are summarized in the following table:

Performance Goal	Threshold	Target	Superior
Core Earnings per Share(1)	$0.65	$0.69	$0.72
Core Revenue Growth(1)	4.00%	7.00%	9.00%
Core Return on Equity(1)	8.75%	9.10%	9.75%
Growth in Households	** (2)	** (2)	** (2)

(1)	For purposes of calculating “Core” EPS, Revenue Growth and Return on Equity, reported results are adjusted to exclude the effects of any extraordinary, unusual, special or one-time items, or legal, accounting or regulatory changes, in each case, as determined by the Committee in its sole discretion.
(2)	We do not disclose specific targets for growth in households because this data is confidential and considered to be competitively sensitive. When the household growth target was approved in March 2008, the Committee considered the target level to be reasonably attainable assuming performance consistent with budget.

Individual Performance Goals.    Each executive is given an individual scorecard with individual goals that are designed to reflect the strategic priorities of the company and are linked to the goals and initiatives established in the enterprise Balanced Scorecard. The CEO’s individual goals are set by the Committee, and individual goals for other named executive officers are approved by the Committee based upon recommendations of the CEO. Individual performance goals may be qualitative or quantitative and vary among executives, but individual goals generally relate to significant projects, milestones or financial performance measures relating to the executive’s division or business unit.

The Committee believes that individual performance goals are an appropriate element of our annual incentive plan because they reward executives for undertaking nonroutine projects or achieving goals and objectives which contribute meaningfully to current financial performance or lay the foundation for future performance by improving our efficiency, products and services, and reducing costs. Nevertheless, individual performance goals receive a lower overall weighting than corporate performance goals in recognition of the fact that they are not as closely aligned with shareholder return as corporate goals. Although individual performance goals are established at the time the annual incentive plan is approved, determining the extent of achievement of each goal involves subjective judgment on the part of the Committee (in the case of the CEO’s performance) and the CEO (in the case of the performance of other named executive officers).

Actual 2008 Performance.    The table below sets forth actual corporate performance for 2008 versus the performance goals under the 2008 annual incentive plan.

Performance Goal	2008 Value	Performance Level	Funding Percentage
Core Earnings per Share	$0.69	Target	100%
Core Revenue Growth	14.83%	Superior	150%
Core Return on Equity	8.92%	Between Threshold & Target	74.29%
Growth in Households	** (1)	Target	100%

(1)	We do not disclose household data due to its confidential and competitively sensitive nature.

When calculating Core Earnings per Share, Core Revenue Growth and Core Return on Equity, the Committee excluded the following items from the company’s reported results: net securities losses of $11.5 million (consisting of other-than-temporary impairment charges partially offset by securities gains); losses on other assets of $1.2 million (consisting of impairment charges on low-income housing investments); and severance charges of $485 thousand. The Committee concluded that those items were extraordinary and unusual and were not reflective of the company’s fundamental operating results. The Committee believes that core operating results are more closely aligned with shareholder value because they more accurately reflect the sustainable operating results of the company.

The following table indicates the payment that each named executive officer received under the 2008 annual incentive plan:

Name	Payment for Individual Performance	Payment for Corporate Performance	Total Payment
John J. Dolan	$0	$0	$0
Edward J. Lipkus, III	$0	$0	$0
T. Michael Price	$78,750	$129,000	$207,750
Sue A. McMurdy	$24,047	$52,521	$76,568
David R. Tomb, Jr.	$23,450	$49,389	$72,839
TOTAL:	$126,247	$230,910	$357,157

Although Mr. Dolan and Mr. Lipkus were entitled to receive incentive payments of $216,448 and $97,028, respectively, under the terms of the annual incentive plan, both officers declined their incentive payments in order to emphasize the importance of achieving reported earnings per share that meet or exceed the company’s annualized dividend payment of $0.68 per share.

Long-Term Incentive Plan

In March 2008, the Committee approved a Long-Term Incentive Compensation Plan for a three-year performance period ending December 31, 2010 and awards under this plan to the named executive officers and certain other key executives. Under the terms of the plan, each participating executive has the opportunity to earn a bonus in 2010 equal to a percentage of his or her base salary subject to the attainment of First Commonwealth’s corporate performance goals during the three years ending December 31, 2010. Individual performance goals are not used to determine awards under the Long-Term Incentive Compensation Plan. Awards under this plan may be paid in cash or, subject to shareholder approval of our Incentive Compensation Plan, equity-based compensation in the Committee’s discretion.

The payout for the three-year performance cycle ending December 31, 2010 will be based on the following corporate performance measures:

Measure	Weighting
3 Year Average Return on Equity	50%
3 Year Cumulative EPS	50%
100%

All performance measures under the Long-Term Incentive Compensation Plan are based on reported results calculated in accordance with generally accepted accounting principles.

For each of these performance measures, the Committee established “threshold,” “target” and “superior” levels of performance. The threshold represents the minimum acceptable level of performance to earn an award under the particular measure, which would result in the payout of 50% of the target award opportunity for that performance measure. The target represents the expected level of performance for a particular measure, which would result in the payout of 100% of the target award opportunity for that performance measure. The superior represents a superior level of performance for a particular measure, which would result in the payout of 150% of the target award opportunity for that performance measure.

As with the annual incentive plan, these corporate performance goals were derived from our enterprise balanced scorecard. Target levels for revenue growth, return on equity and earnings per share growth were based on our three-year projections as of March 2008 when the targets were submitted to the Committee for approval. Threshold levels for each performance measure were viewed as reasonably attainable goals that still represented notable improvement. Superior levels were viewed as aggressive targets that would only be achieved through exceptional performance.

Changes to Incentive Plans for 2009

When structuring the 2009 Annual Incentive Plan (AIP) and the 2009-2011 Long-Term Incentive Plan (LTIP) in February 2009, the Committee analyzed the risks associated with incentive plans for senior executive officers. As part of this analysis, the Committee identified and considered three primary risks.

First, the Committee noted that the AIP creates a risk that senior executive officers would be motivated to focus primarily on short-term results while discounting or disregarding prudent risk management practices. This risk is mitigated in part by the fact that the LTIP, which represents a material component of each senior executive officer’s total compensation opportunity (25% for the CEO and lesser amounts for other senior executive officers), measures performance over a three-year period and would likely be negatively impacted by any deviation from sound risk management practices. Nevertheless, the Committee believed that it was particularly important for management to focus on asset quality and credit risk management in the current economic and industry downturn and determined to incorporate asset quality into the AIP goals for the CEO and Bank President. As a result, the 2009 AIP goals for those officers will include the ratio of non-performing loans as a percentage of total loans.

Second, the Committee recognized that senior executive officers receive short-term cash compensation based on results that are achieved through long-term transactions, such as loans and investments. As a result, a senior executive officer would be awarded for the short-term earnings impact of those transactions without retaining any risk for losses that result from subsequent deterioration of those transactions. This risk is mitigated in part by the fact that AIP bonuses are limited to 150% of the target award, which equates to 75% of base salary for the CEO and lesser percentages for other senior executive officers, and by the three-year performance period of the LTIP. The limited upside for short-term results and the balance of long- and short-term plans should motivate executives to consider risk and reward when approving transactions and setting risk management policies. However, as a further mitigant, the Committee is considering whether to settle a portion of AIP awards using restricted stock or restricted stock units so the ultimate value of the award will be tied to the long-term value of the company’s stock. The Committee reserved this right in the 2009 AIP, subject to the approval of the First Commonwealth Incentive Compensation Plan by shareholders, but the Committee has not yet determined whether or how to implement this mitigant.

Finally, the Committee recognized that the use of “core” non-GAAP targets in the AIP may result in a misalignment of plan incentives with the creation of shareholder value. After careful consideration, the Committee concluded that “core” measures should be retained in the AIP to eliminate any incentive for management to recognize one-time gains, such as securities gains or gains from the sale of fixed or business assets, solely for the purpose of driving short-term results. The Committee reasoned that non-core gains and losses generally have limited impact on stock price and shareholder value because they do not reflect the long-term cash flows of the company. However, the Committee noted that GAAP or reported earnings impact the company’s capital, which in turn impacts the ability of the company to pay its dividend. As a result, the Committee modified the earnings-per share (EPS) hurdle in the 2009 AIP so that it is based on reported EPS, while the EPS performance goal is based on core EPS. As a result, no bonuses will be payable under the 2009 AIP unless the company achieves improvement in both core and reported EPS in 2009. The EPS hurdle is $0.68 per share, which was selected to ensure that the company’s reported earnings-per share is at least equal to the dividends paid per share, based on dividends paid in 2008.

Equity-Based Compensation

Our most recent equity-based incentive compensation plan expired in 2005 and no further equity awards have been made since that plan expired. The Committee and our Board of Directors have approved an incentive compensation plan that provides for the issuance of up to 6,000,000 shares of our common stock as equity-based compensation, subject to the approval of that plan by our shareholders. The Committee determined that equity-based compensation is an important element of compensation that was missing from our existing compensation program. Equity-based compensation more fully aligns the interests of our executives with those of our shareholders by directly linking the value of compensation with the value of our shares and providing an ownership interest to our executive team. Our inability to offer equity-based compensation also places us at a competitive disadvantage when recruiting quality executives, as the overwhelming majority of our competitors offer such compensation. We are asking shareholders to approve that plan at our 2009 annual meeting and have included a description of the material terms of the plan in this proxy statement under “Proposal 2 — Approval of the First Commonwealth Financial Corporation Incentive Compensation Plan” beginning on page 34.

If the incentive compensation plan is approved by our shareholders, the Committee has approved stock ownership guidelines that would serve as a prerequisite for the receipt of equity awards under our long-term incentive plan. The guidelines, as approved by the Committee, would require each executive officer to hold shares of stock having a value equal to at least a specified multiple of the individual’s base salary, as set forth in the following table:

Position(s)	Multiple of base salary
CEO	3X
Chief Financial Officer, Bank President	2X
All others	1X

In each case, the individual must attain the required level of share ownership within five years after receiving an award under the long-term equity incentive plan.

Benefits

The executive officers participate in employee benefit programs available to all other eligible employees of First Commonwealth, including our 401(k) plan, Employee Stock Ownership Plan, and group medical, life and disability insurance. In addition, First Commonwealth provides certain supplemental executive retirement benefits and certain severance rights to the named executive officers as described below.

Supplemental Executive Retirement Plan

The named executive officers participate in a Supplemental Executive Retirement Plan, or “SERP,” that was established to restore benefits that are not available to them as highly compensated employees, according to rules of the IRS, under our 401(k) plan and Employee Stock Ownership Plan. Under the terms of the SERP, each participant may contribute up to 25% of his/her compensation in excess of IRS limits to the SERP in the form of a salary reduction. We make matching contributions to the SERP in amounts consistent with the percentages contributed to all other qualified participants in our 401(k) plan and ESOP.

The Committee believes that the SERP is necessary to provide competitive retirement benefits to executives. The amounts that we contribute to the SERP on behalf of the named executive officers are set forth in the Summary Compensation Table, and the balance of each named executive officer’s SERP account is set forth in the Nonqualified Deferred Compensation table on page 27.

Change of Control Agreements

We have entered into Change of Control Agreements with certain key employees, including each named executive officer other than Mr. Tomb. The purpose of the Change of Control Agreements is to promote stability and continuity of senior management and provide our executives the ability to fairly negotiate a potential corporate transaction on behalf of our shareholders.

We believe these agreements are necessary to attract, retain and motivate executive talent. However, we also believe that Change of Control Agreements should compensate executives who are displaced by a change of control and should not serve as an incentive to increase an executive’s personal wealth. Therefore, our Change of Control Agreements require that there be both a change of control and an involuntary termination without cause (as defined) or a voluntary termination for good reason (as defined), which is often referred to as a “double-trigger.” The double-trigger ensures that we or our successor will become obligated to make payments under the Change of Control Agreements only if the executive is actually or constructively discharged as a result of the change of control. For similar reasons, severance payments under our Change of Control Agreements cease when an executive becomes eligible for full Social Security benefits.

These agreements are outlined in more detail under “Potential Payments Upon Termination or Change of Control” beginning on page 27.

Employment Agreements

We have employment agreements with two of our named executive officers: John J. Dolan, our President and CEO, and T. Michael Price, President of First Commonwealth Bank. Each agreement sets a minimum base salary and provides for the executive’s participation in our welfare and retirement benefit plans, as well as our annual and long-term incentive compensation plans. The agreements also provide for the payment of severance following termination of the executive’s employment without cause and prohibit the executives from competing with us or soliciting our customers or employees for a specified period following the termination of their employment with us. In each case, the Committee determined that the severance rights and guaranteed base salary provided by the employment agreements were consistent with competitive market practice and appropriate in consideration of their significant responsibilities and the benefits that we receive from the restrictive covenants contained in their agreements.

These employment agreements and the amounts payable upon termination of each executive’s employment are outlined in greater detail in the “Potential Payments Upon Termination or Change of Control” section of this Proxy Statement beginning on page 27.

Deductibility of Compensation Expenses

Section 162(m) of the Internal Revenue Code of 1986 generally limits the tax deductibility by First Commonwealth for compensation paid to the CEO and other highly compensated executive officers to $1 million per officer per year, unless it qualifies as “performance-based” compensation. Our general policy is that compensation paid to our executive officers be deductible for income tax purposes, unless a compelling business or competitive factors require the payment of compensation that is not deductible.

Payments under our current annual and long-term incentive plans do not qualify as “performance-based” compensation, because those plans have not been approved by our shareholders. Nevertheless, the limitations of Section 162(m) did not apply to First Commonwealth in 2008 because none of our named executive officers received more than $1 million in compensation. If our Incentive Compensation Plan is approved by shareholders, the Committee intends to make future annual and long-term incentive awards pursuant to that plan so that those awards will qualify as “performance-based” compensation.

Report of the Executive Compensation Committee

The Executive Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in the preceding pages of this Proxy Statement. The Executive Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent and actions of the Committee with regard to executive compensation and recommended to the Board of Directors of First Commonwealth that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Submitted by the Executive Compensation Committee,

Robert J. Ventura, Chairman

Julie A. Caponi

Ray T. Charley

Dale P. Latimer

Summary Compensation Table

The following table shows compensation for the named executive officers for the fiscal years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)		Total ($)
John J. Dolan President and Chief Executive Officer	2008 2007 2006	460,000 381,539 300,000		0 0 0		0 0 0		0 49,000 0	56,795 55,912 82,976		516,795 486,451 382,976

Edward J. Lipkus, III Executive Vice President and Chief Financial Officer	2008 2007 2006	255,000 226,154 63,462		0 0 50,000		0 0 0		0 22,260 0	30,979 7,931 8,178		285,979 256,345 121,640

T. Michael Price President of First Commonwealth Bank	2008 2007 2006	350,000 40,385 N/A	(2)	87,500 87,500 N/A	(3) (3)	127,743 17,032 N/A	(4) (4)	207,750 0 N/A	112,710 13,950 N/A	(7)	885,703 158,867 N/A

Sue A. McMurdy Executive Vice President and Chief Information Officer	2008 2007 2006	285,000 275,000 275,000		0 0 0		0 0 0		76,568 17,359 0	33,775 120,176 76,076		395,343 412,535 351,076

David R. Tomb, Jr. Senior Vice President, Secretary and Treasurer	2008 2007 2006	268,000 260,000 260,000		0 0 0		0 0 0		72,839 23,725 0	102,590 100,533 96,576	(8)	443,429 384,258 356,576

(1)	Annual salary includes compensation for an amount deferred at the election of the named executive officer pursuant to First Commonwealth’s 401(k) plan and supplemental executive retirement plan.
(2)	Mr. Price was hired on November 12, 2007.
(3)	Mr. Price received a signing bonus of $175,000, of which half was paid upon commencement of his employment and half was paid on the first anniversary of his employment.
(4)	We issued 35,000 shares of restricted stock to Mr. Price as an inducement to his employment with First Commonwealth on November 12, 2007. The restrictions lapse in three equal installments on each of the first three anniversaries of the date of issuance. The amounts shown under “Stock Awards” represent the expense recorded with respect to the restricted stock in accordance with FAS 123R.
(5)	Amounts in this column represent payments under our annual incentive plan. Refer to “Grants of Plan Based Awards” below for a description of this plan.
(6)	The amounts shown under the heading “All Other Compensation” reflect, with respect to each named executive officer, (i) matching contributions made by First Commonwealth under First Commonwealth’s 401(k) plan, (ii) discretionary contributions made by First Commonwealth under the 401(k) plan, (iii) the allocation of shares to the named executive officer’s account under the First Commonwealth Employee Stock Ownership Plan, and (iv) contributions made by First Commonwealth under the non-qualified supplemental executive retirement plan, as follows:

Named Executive Officer	Matching 401(k) Contributions	Discretionary 401(k) Contributions	Allocation of ESOP Shares	SERP Contributions
John J. Dolan	9,200	6,900	9,614	31,081
Edward J. Lipkus, III	9,200	6,900	9,614	5,265
T. Michael Price	0	0	0	13,368
Sue A. McMurdy	9,200	6,900	9,614	8,061
David R. Tomb, Jr.	9,200	6,900	9,614	6,876

(7)	All Other Compensation for Mr. Price also included $99,342 in moving expenses and income tax gross-up payments for his moving expenses.
(8)	All Other Compensation for Mr. Tomb also included $70,000 in legal fees paid to Tomb & Tomb, a law firm in which Mr. Tomb is a partner, for legal services rendered to First Commonwealth and First Commonwealth Bank.

Grants of Plan-Based Awards

The following table shows information on awards to the named executive officers during 2008 under our 2008 Annual Incentive Plan, or AIP, and our 2008-2010 Long-Term Incentive Plan, or LTIP:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
		Threshold		Target		Maximum
John J. Dolan AIP LTIP	2/19/2008 2/19/2008	$ $	115,000 115,000	$ $	230,000 230,000	$ $	345,000 345,000

Edward J. Lipkus, III AIP LTIP	2/19/2008 2/19/2008	$ $	44,625 44,625	$ $	89,250 89,250	$ $	133,875 133,875

T. Michael Price AIP LTIP	2/19/2008 2/19/2008	$ $	87,500 87,500	$ $	175,000 175,000	$ $	262,500 262,500

Sue A. McMurdy AIP LTIP	2/19/2008 2/19/2008	$ $	35,625 35,625	$ $	71,250 71,250	$ $	106,875 106,875

David R. Tomb, Jr. AIP LTIP	2/19/2008 2/19/2008	$ $	33,500 33,500	$ $	67,000 67,000	$ $	100,500 100,500

(1)	Amounts in the table above reflect the dollar value of the estimated future payout under the AIP and the LTIP based upon the achievement of “threshold,” “target,” and “maximum” levels of performance for all relevant performance goals. Actual awards are calculated based on a composite of multiple performance goals. Please refer to the discussion of incentive compensation under the Compensation Discussion and Analysis section of this Proxy Statement for additional details concerning these plans.

Target awards under the AIP are calculated as a percentage of base salary for each named executive officer as follows: Dolan – 50%, Price – 50%; Lipkus – 35%, McMurdy – 25% and Tomb – 25%.

Target awards under the LTIP are calculated as a percentage of base salary for each named executive officer as follows: Dolan – 50%, Price – 50%; Lipkus – 35%, McMurdy – 25% and Tomb – 25%.

Awards for performance at the “threshold” level are 50% of the target award amount, and awards for performance at the “maximum” level are 150% of the target award amount.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the number of underlying securities, exercise price and expiration date of stock options and the number and market value of unvested stock awards held by the named executive officers as of December 31, 2008:

	Option Awards			Stock Awards
Name and Date of Award	Number of Securities Underlying Unexercised Options Exercisable(1)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
John J. Dolan 1/13/2003	16,347	12.06	1/13/2013	—		—

Edward J. Lipkus, III	—	—	—	—		—

T. Michael Price 11/12/2007	—	—	—	23,334	(4)	$288,875

Sue A. McMurdy 1/11/2000 1/31/2001 1/23/2002 1/13/2003	8,136 12,130 12,308 10,700	11.063 10.75 11.70 12.06	1/11/2010 1/31/2011 1/23/2012 1/13/2013	—		—

David R. Tomb, Jr. 1/11/2000 1/31/2001 1/23/2002 1/13/2003	9,039 9,302 8,547 8,291	11.063 10.75 11.70 12.06	1/11/2010 1/31/2011 1/23/2012 1/13/2013	—		—

(1)	All outstanding options have been fully earned and are fully exercisable.
(2)	All unexercised options terminate on the earlier of the option expiration date indicated or the date that the option holder ceases to be an employee of First Commonwealth (whether employment is terminated voluntarily or involuntarily, for cause or otherwise). However, options will remain exercisable for a period of three (3) months following an employee’s “retirement” (defined in the plan as the termination of employment following the attainment of age sixty (60) after having completed at least ten (10) years of employment with First Commonwealth), death or disability.
(3)	Calculated using the closing price of First Commonwealth’s stock on the New York Stock Exchange on December 31, 2008.
(4)	We issued 35,000 shares of restricted stock to Mr. Price on November 12, 2007 as an inducement award. The shares vest in equal installments on each of the first three anniversaries of the date of grant.

Option Exercises

The following table shows all stock options exercised and the value realized upon exercise by the named executive officers during 2008:

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
John J. Dolan	0	—
Edward J. Lipkus, III	0	—
T. Michael Price	0	—
Sue A. McMurdy	6,572	$6,457
David R. Tomb, Jr.	8,648	$8,476

(1)	The value realized equals the difference between the option exercise price and the fair market value of First Commonwealth common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Nonqualified Deferred Compensation

The following table presents executive and employer contributions, aggregate earnings, withdrawals and distributions and year-end balance of each named executive officer’s Supplemental Executive Retirement Plan account for 2008.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John J. Dolan	69,760	31,081	(184,144)	0	354,135
Edward J. Lipkus, III	11,815	5,265	(2,370)	0	19,329
T. Michael Price	24,000	13,368	774	0	56,130
Sue A. McMurdy	18,090	8,061	(71,345)	0	150,761
David R. Tomb, Jr.	15,431	6,876	459	0	28,645

(1)	Amounts contributed to the SERP are invested in third party investment vehicles, such as mutual funds and money-market accounts. Earnings reflect the market return on these investments and include interest, dividends and appreciation in the net asset value of investments held in each named executive officer’s Supplemental Executive Retirement Plan account.

Potential Payments Upon Termination or Change in Control

Overview

First Commonwealth has entered into agreements with certain executive officers and key employees, including four of the named executive officers, providing for the payment of severance and benefits in the event of a qualifying termination of employment following a change in control. Mr. Dolan and Mr. Price are also parties to employment agreements that entitle those officers to receive severance payments and benefits if their employment is terminated under certain circumstances. These agreements are summarized below. Except as provided in these agreements, First Commonwealth has not agreed to pay severance or provide benefits to any of the named executive officers following the termination of his or her employment.

Change in Control Agreements

We have entered into a change in control agreement with each named executive officer other than Mr. Tomb. Under the terms of these agreements, the executive will be entitled to receive severance payments in equal monthly installments over a specified period following the termination of his or her employment if the executive is terminated without “cause” (as defined below) or terminates his or her employment for “good reason” (as defined below) within a specified period following the occurrence of a “change in control” (as defined below) of First Commonwealth, each of which is referred to in the change in control agreements as a “qualifying termination.” The periods following a change in control during which severance may be triggered by a qualifying termination and the number of months of severance payments for each named executive officer are as follows:

Name	Termination Period	Months of Severance
John J. Dolan	Three years	36 months
T. Michael Price	Three years	36 months
Edward J. Lipkus	Two years	24 months
Sue A. McMurdy	Three years	36 months

The monthly severance payment is calculated as one-twelfth (1/12) of the sum of the following:

•	the executive’s annual base salary immediately prior to the change in control;

•	the aggregate amount of all bonuses paid to the executive during the twelve months prior to the change in control;

•

the aggregate amount of all contributions by First Commonwealth for the account of the executive under First Commonwealth’s 401(k) plan and ESOP during the twelve months prior to the change in control; and

•	the aggregate amount of all contributions by the executive and First Commonwealth to his or her supplemental executive retirement plan account during the twelve-months prior to the change in control.

In addition to severance payments, the former executive and his or her family will continue to receive, at the employer’s expense, the same level of medical, dental, accident, disability and life insurance benefits during the period in which severance is payable on substantially the same terms and conditions as existed immediately prior to the qualifying termination.

A “change in control” occurs if any person or group of persons acting in concert acquire 50% or more of the outstanding shares of First Commonwealth’s common stock (including by merger, consolidation or similar transaction), or if the persons who were Directors as of the date of the change of control agreement (or any replacement Director who is nominated by a majority of the incumbent Directors) cease to constitute a majority of the Board of Directors for any reason.

“Cause” for termination by the company exists if the executive commits a felony resulting in, or intended to result in, loss to First Commonwealth, its customers, or affiliates, or if the executive intentionally fails to perform his or her duties for 30 consecutive days following written notice from First Commonwealth that such duties are not being performed.

An executive has “good reason” to terminate his or her employment if the executive’s title or responsibilities are reduced or diminished, the executive is forced to relocate his or her principal office by more than 50 miles or is to travel significantly more than prior to the change of control or the company reduces the executive’s base salary or material benefits.

The executive’s right to receive severance payments and benefits is conditioned upon his or her compliance with covenants prohibiting competition with the former employer and soliciting customers and employees of the former employer during the period in which severance is being paid.

The right to receive severance benefits terminates when the executive reaches full retirement age for purposes of receiving Social Security benefits.

In addition, if the payments and benefits to which the executive is entitled under his or her change in control agreement, either alone or together with any other payments or benefits that he or she is entitled to receive from First Commonwealth, would constitute a “parachute payment” for purposes of section 280G of the Internal Revenue Code, the payments and benefits will be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by First Commonwealth and subject to the excise taxes imposed under the Internal Revenue Code for parachute payments.

The following table sets forth the payments and the value of benefits that each of the four named executive officers who are currently parties to change in control agreements would have been entitled to receive if a qualifying termination had occurred following a change in control on December 31, 2008:

	Aggregate Severance Payments(1)	Value of Health Benefits(2)	Value of Dental Benefits(3)	Value of Life and AD&D Insurance Benefits(4)	Value of Disability Insurance Benefits(5)
John J. Dolan	1,906,632	40,764	0	5,580	1,170
Edward J. Lipkus, III	640,108	29,180	2,262	2,582	780
T. Michael Price	1,501,746	47,129	3,566	4,218	1,170
Sue A. McMurdy	1,062,672	40,764	1,550	5,580	1,170

(1)	Amounts represent a multiple of the aggregate salary, bonus, employer 401(k) and ESOP contributions and employer and employee SERP contributions paid to the named executive officer during 2008 as follows: Dolan, Price and McMurdy – 3X, and Lipkus – 2X.
(2)	Calculated using actual premium costs for 2009 and estimated premium costs for 2010 and 2011 based on a 15% projected annual increase in premiums.
(3)	Calculated using actual premium costs for 2009 and estimated premium costs for 2010 and 2011 based on a 10% projected increase in premiums. Mr. Dolan does not participate in the dental insurance plan.
(4)	Calculated using the actual premiums that would be payable for coverage in 2009 through 2011. Coverage and premiums are calculated based on the executive’s current salary and bonuses paid during the preceding 12 months and would therefore remain fixed during the term of the severance period.
(5)	Calculated using the actual premiums that would be payable for coverage in 2009 through 2011. Coverage and premiums are calculated based on the executive’s current monthly salary (capped at 60% of monthly salary) and would therefore remain fixed during the term of the severance period.

Employment Agreement with Mr. Dolan

We entered into an employment agreement with Mr. Dolan when he assumed the position of President and CEO on March 1, 2007. Under the terms of his employment agreement, Mr. Dolan is employed for an initial term of three years. At the end of his initial term, Mr. Dolan’s employment will automatically renew for successive one-year periods unless terminated by either party upon notice given at least 60 days prior to the end of the term.

If, prior to March 1, 2010, First Commonwealth terminates Mr. Dolan’s employment other than for “cause” or Mr. Dolan resigns for “good reason,” then First Commonwealth must continue to pay Mr. Dolan a lump sum severance payment equal to the aggregate base salary that he would have received for the balance of the term of the agreement (i.e., until March 1, 2010), subject to the execution of an agreed form of separation agreement and general release by Mr. Dolan. First Commonwealth will also offer continuation coverage to Mr. Dolan, as required by COBRA, under First Commonwealth’s group health plan on the terms and conditions mandated by COBRA including Mr. Dolan’s payment of the applicable COBRA premiums.

“Cause” for the termination of Mr. Dolan’s employment would exist if: (i) Mr. Dolan fails to comply with any material provision of his employment agreement; (ii) Mr. Dolan fails to perform in any material respect the duties of his employment (including the failure to comply with any lawful directive from the Board of Directors); (iii) Mr. Dolan engages in misconduct that is materially harmful to First Commonwealth (as determined in the reasonable judgment of the Board of Directors); (iv) Mr. Dolan engages in dishonest or fraudulent acts or is convicted of a crime that would render his continued employment with First Commonwealth materially damaging or detrimental to First Commonwealth (as determined in the reasonable judgment of the Board of Directors); or (v) Mr. Dolan is grossly negligent in the performance of his duties.

Mr. Dolan would have “good reason” to resign if: (i) his title, position or responsibilities are substantially reduced; (ii) he is required to relocate permanently to a site more than fifty (50) miles outside of Indiana, Pennsylvania; or (iii) he is assigned duties or responsibilities that are materially inconsistent with the position of President and CEO.

If we had terminated Mr. Dolan’s employment without cause on December 31, 2008, or if Mr. Dolan had terminated his employment with us for good reason on that date, he would have been entitled to receive a lump sum payment of $550,655.

Employment Agreement with Mr. Price

We entered into an employment agreement with Mr. Price when he assumed the position of President of First Commonwealth Bank on November 12, 2007. Under the terms of his employment agreement, Mr. Price is employed for an initial term of three years ending November 30, 2010. At the end of his initial term, Mr. Price’s employment will automatically renew for successive one-year periods unless terminated by either party upon notice given at least 60 days prior to the end of the term.

If, prior to November 30, 2010, First Commonwealth terminates Mr. Price’s employment other than for “cause” or Mr. Price resigns for “good reason,” then Mr. Price will be entitled to receive a lump sum payment equal to the product of (x) one-twelfth of the sum of (A) Mr. Price’s current base salary, (B) the aggregate amount of all bonuses paid to Mr. Price during the twelve-month period preceding his termination, (C) the aggregate amount of all contributions by First Commonwealth for the account of Mr. Price under our 401(k) Plan and ESOP during the twelve-month period preceding his termination, and (D) the aggregate of all contributions by Mr. Price and by First Commonwealth for the account of Mr. Price to the SERP during the twelve-month period preceding his termination, multiplied by (y) the number of months remaining in the initial term of employment (i.e., through November 30, 2010), subject to the execution of an agreed form of separation agreement and general release by Mr. Price. First Commonwealth will also offer continuation coverage to Mr. Price, as required by COBRA, under First Commonwealth’s group health plan on the terms and conditions mandated by COBRA including Mr. Price’s payment of the applicable COBRA premiums, for a period of 18 months following termination of his employment. If COBRA coverage expires prior to November 30, 2010, First Commonwealth will offer Mr. Price a conversion policy and pay the lesser of the premium cost of the conversion policy or $2,200 per month through November 30, 2010.

“Cause” for the termination of Mr. Price’s employment would exist if: (i) Mr. Price fails to comply with any material provision of his employment agreement; (ii) Mr. Price fails to perform in any material respect the duties of his employment (including the failure to comply with any lawful directive from the Board of Directors or the CEO of First Commonwealth); (iii) Mr. Price engages in dishonest or fraudulent acts or is convicted of a crime that would render his continued employment with First Commonwealth materially damaging or detrimental to First Commonwealth; or (iv) Mr. Price is grossly negligent in the performance of his duties.

Mr. Price would have “good reason” to resign if: (i) his title, position or responsibilities are substantially reduced; (ii) we reduce his base salary or materially reduce any benefits provided under his employment agreement (unless the reduction applies equally to similarly situated employees); (iii) he is required to relocate permanently to a site more than fifty (50) miles outside of Indiana, Pennsylvania; or (iv) he is assigned duties or responsibilities that are materially inconsistent with the position of President of the Bank

If we had terminated Mr. Price’s employment without cause on December 31, 2008, or if Mr. Price had terminated his employment with us for good reason on that date, he would have been entitled to receive a lump sum severance payment in the amount of $910,133 and health insurance premium payments totaling $11,000.

STOCK OWNERSHIP

The following table sets forth the number and percentage of shares of First Commonwealth’s common stock that were beneficially owned by each Director and Director nominee, each of the named executive officers and by all Directors and executive officers as a group, as of February 27, 2009.

Name	Number of Shares Owned(1)	Options Exercisable Within 60 days	Total Beneficial Ownership		Percentage of Shares Outstanding(2)
Julie A. Caponi	17,390	0	17,390		*
Ray T. Charley	225,430	16,000	241,430	(3)	*
Julia E. Trimarchi Cuccaro	668,063	0	668,063	(4)(5)	*
David S. Dahlmann	20,406	9,000	29,406		*
John J. Dolan	45,703	16,347	62,050		*
Johnston A. Glass	68,147	0	68,147		*
Dale P. Latimer	1,857,125	6,000	1,863,125	(6)	2.19%
Edward J. Lipkus, III	7,431	0	7,431		*
Sue A. McMurdy	20,517	43,274	63,791	(7)	*
James W. Newill	423,384	16,000	439,384	(8)	*
T. Michael Price	45,000	0	45,000		*
John A. Robertshaw, Jr.	63,872	6,000	69,872	(9)	*
Laurie S. Singer	27,155	10,500	37,655	(10)	*
David R. Tomb, Jr.	405,884	35,179	441,063	(5)(11)	*
Robert J. Ventura	19,264	63,544	82,808		*
All Directors and executive officers as a group (18 persons)	3,643,687	240,809	3,884,496		4.55%

*	Less than 1%
(1)	Unless otherwise indicated, shares shown as beneficially owned are held individually by the person indicated or jointly with spouse or children living in the same household, or as trustee, custodian or guardian for minor children living in the same household.
(2)	Percentage ownership is calculated based upon 85,055,220 shares of First Commonwealth common stock outstanding on February 27, 2009. Shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days are treated as outstanding for the purpose of computing the beneficial ownership of the person who holds the options, but not for the purpose of computing the percentage ownership of any other person or group.
(3)	Includes 18,000 shares held in a family trust of which Mr. Charley is a trustee.
(4)	Includes 21,170 shares held by Ms. Cuccaro as custodian for her minor children, 59,304 shares of which Ms. Cuccaro owns jointly through a family corporation, 113,290 shares held by a family trust of which Ms. Cuccaro, as co-trustee, shares voting and investment power, 6,020 shares held by a family member’s trust of which Ms. Cuccaro is trustee and has sole voting and investment power, and 112,933 shares held by a limited partnership of which Ms. Cuccaro is a general partner with voting and investment authority.
(5)	Includes 318,876 shares held by County Wide Real Estate, Inc., which is owned 50% by Mr. Tomb and by a trust of which Ms. Cuccaro is a co-trustee and shares voting and investment power.
(6)	Includes 205,000 shares held by Berkshire Securities Corporation, of which Mr. Latimer is a director and shareholder and excludes 42,524 owned individually by Mr. Latimer’s spouse as to which Mr. Latimer disclaims beneficial ownership.
(7)	Does not include 111 shares held by a family member for which Ms. McMurdy holds a power of attorney, as to which Ms. McMurdy disclaims beneficial ownership.
(8)	Includes 32,144 shares held by family trusts over which Mr. Newill is sole trustee and has sole voting and investment power.
(9)	Does not include 6,264 shares owned individually by Mr. Robertshaw’s spouse as to which Mr. Robertshaw disclaims beneficial ownership.

(10)	Does not include 4,100 shares held in a trust for Ms. Singer’s spouse as to which Ms. Singer disclaims beneficial ownership.
(11)	Does not include 528 shares owned individually by Mr. Tomb’s spouse as to which Mr. Tomb disclaims beneficial ownership and 205,000 shares held by Berkshire Securities Corporation of which Mr. Tomb is Secretary but does not have or share voting or investment power.

The following table sets forth certain information concerning the only persons who have reported to the Securities and Exchange Commission or have advised us that they are the beneficial owner of more than 5% of the outstanding shares of our common stock.

Name and Address	Number of Shares Beneficially Owned		Percentage of Class
First Commonwealth Bank 601 Philadelphia Street Indiana, PA 15701	5,543,763	(1)	6.52%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	5,709,511	(2)	6.71%

(1)	Represents the aggregate number of shares held as of February 27, 2009 by the Trust Division of First Commonwealth Bank acting in a fiduciary capacity for various trusts and estates, including the First Commonwealth Employee Stock Ownership Plan and the First Commonwealth 401(k) Retirement Savings and Investment Plan. The Trust Division has either sole or shared voting and investment power on these shares as detailed in the following table:

Total shares on which sole voting power is held:	1,174,643
Total shares on which voting power is shared:	4,369,120
Total shares on which sole investment power is held:	1,082,645
Total shares on which investment power is shared:	4,461,118

The Trust Division votes shares over which it has sole voting power. Where voting power is shared, shares are voted in consultation with the other persons having voting power.

(2)	Based on the information provided pursuant to a statement on Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA (“Barclays NA”), Barclays Global Fund Advisors (“Barclays Advisors”), Barclays Global Investors, Ltd. (“Barclays Ltd.”), Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG. According to the Schedule 13G, as of December 31, 2008, (a) Barclays NA had sole voting power with respect to 1,789,506 shares and sole dispositive power with respect to 2,154,177 shares; (b) Barclays Advisors had sole voting power with respect to 2,670,125 shares and sole dispositive power with respect to 3,506,683 shares; and (c) Barclays Ltd. had sole voting power with respect to 1,730 shares and sole dispositive power with respect to 48,651 shares. None of the other Barclays filing persons held shares. The principal business address of Barclays NA and Barclays Advisors is 400 Howard Street, San Francisco, California 94105; and the principal business address of Barclays Ltd is Murray House, 1 Royal Mint Court, London, EC3N 4HH.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires First Commonwealth’s Directors and executive officers, and persons who own more than ten percent of a registered class of First Commonwealth’s equity securities, to file with the Securities and Exchange Commission an initial report of ownership and reports of changes in ownership of our common stock and other equity securities of First Commonwealth. Executive officers, Directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish First Commonwealth with copies of all Section 16(a) forms they file. Based solely on its review of the copies of forms received by it, and written and oral representation from its Directors, executive officers and greater than ten-percent shareholders, First Commonwealth is not aware of any late filings or failures to file Section 16(a) forms during 2008.

RELATED PARTY TRANSACTIONS

Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships between First Commonwealth or any of its subsidiaries and any of First Commonwealth’s executive officers, Directors or nominees for election as a Director, any person owning more than 5% of First Commonwealth’s common stock, or any immediate family member of any of the foregoing persons is considered a “related party transaction” and must be approved or ratified by the Governance Committee in accordance with a written policy adopted by First Commonwealth’s Board of Directors.

This policy requires the Governance Committee to review the material facts of any related party transaction and either approve or disapprove the transaction after considering, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Any Director who has an interest in the transaction may not participate in any discussion or approval of the transaction except for the purpose of providing material facts concerning the transaction.

The policy does not apply to the following categories of transactions:

•	transactions that are available to all employees or customers of First Commonwealth generally;

•	transactions involving less than $120,000 when aggregated with all similar transactions; and

•

loans made by First Commonwealth Bank (or any other banking subsidiary of First Commonwealth) in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

In addition, certain categories of transactions have been pre-approved under the terms of the policy, including:

•

compensation paid to executive officers of First Commonwealth if either (i) the compensation is required to be reported in First Commonwealth’s Proxy Statement under the rules of the SEC or (ii) the executive officer is not an immediate family member of another executive officer or Director of First Commonwealth and the compensation would be reported in First Commonwealth’s Proxy Statement if the executive officer was a “named executive officer” (as defined above under “Executive Compensation”);

•	compensation paid to Directors that is required to be reported in First Commonwealth’s Proxy Statement; and

•	transactions in which all shareholders benefit proportionately (such as the payment of dividends).

The following is a summary of related party transactions during 2008:

•

First Commonwealth Bank paid Julia E. Trimarchi Cuccaro $100,000 as salary in her capacity as Vice President and Assistant Secretary of First Commonwealth Bank and $40,000 for legal services provided to the Bank. First Commonwealth Bank also paid Ms. Cuccaro $111,573 for state-wide lien searches and abstracting services in connection with loans made by the Bank, of which $66,861 was paid by Ms. Cuccaro to title companies and other third party search firms. Ms. Cuccaro is a Director of First Commonwealth.

•

First Commonwealth Financial Corporation paid $177,569 in compensation to Matthew C. Tomb in his capacity as Senior Vice President and corporate counsel. Matthew Tomb is the son of Director David R. Tomb, Jr.

•

First Commonwealth Bank entered into a lease agreement with SML Limited Partnership, a real estate holding company owned by three children of Director Dale P. Latimer, for the construction and operation of a branch in New Alexandria, PA. The lease has an initial term of 15 years with three optional renewal terms of five years each. The aggregate rent payable during the initial 15-year term is $1,077,000.

First Commonwealth has made and intends to continue to make loans through its subsidiary, First Commonwealth Bank, to various of its Directors and executive officers, and to corporations or other entities in which they may own a controlling interest. Any such loans were and will be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not and will not involve more than a normal risk of collectibility or present other unfavorable features. The amount of credits issued by First Commonwealth Bank to Directors and executive officers during 2008 is included in the “Related Party Transactions” Note to First Commonwealth’s Annual Report on Form 10-K.

In addition to loans made by its banking subsidiary, First Commonwealth, through an executive loan plan, previously advanced amounts to executive officers of First Commonwealth. These loans were extended through a line of credit and accrue interest at the New York City prime rate. Thaddeus J. Clements is the only executive officer who has an outstanding loan balance under this program. During 2008, the highest amount outstanding to Mr. Clements was $62,434, and the balance outstanding as of February 27, 2009 was $53,574. First Commonwealth discontinued advancing amounts under this plan as of July 30, 2002 and has not granted any extensions or modifications of loans that were made prior to that date.

PROPOSAL 2 — APPROVAL OF THE FIRST COMMONWEALTH FINANCIAL CORPORATION INCENTIVE COMPENSATION PLAN, INCLUDING THE ISSUANCE OF UP TO 6,000,000 SHARES OF COMMON STOCK THEREUNDER

On January 20, 2009, subject to shareholder approval, our Board of Directors adopted the First Commonwealth Financial Corporation Incentive Compensation Plan (the “Plan”), based on the recommendation of the Executive Compensation Committee. All of our previously approved equity-based compensation plans have expired and no further awards may be made under those plans. Accordingly, if approved, this Plan would be the company’s only active equity-based compensation plan.

The following description sets forth the material terms of the Plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan attached as Annex I to this Proxy Statement. All capitalized terms which are not defined in this summary are defined in the Plan.

Purpose

The Plan is intended to promote the success of First Commonwealth and its subsidiaries by providing incentives to our employees, directors and consultants that will link their personal interests to our financial success and to growth in shareholder value. The Plan is designed to provide flexibility to enable us to attract and retain the services of employees, directors and consultants upon whose judgment, interest and special effort the successful conduct of our operations is largely dependent.

Administration

The Executive Compensation Committee of the Board of Directors (the “Committee”) or a sub-committee consisting entirely of Committee members will administer the Plan. The Committee will be composed solely of three or more Directors each of whom qualifies as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Each member of the Committee must also meet the director independence criteria under the rules of the New York Stock Exchange.

The Committee has broad discretion and authority to, among other things:

•	select the officers, employees, directors and consultants to whom awards may be granted;

•	determine the terms, conditions, form and amount of the awards;

•	establish, where deemed applicable, performance goals with respect to awards; and

•	measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards.

The Committee will have full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments which it deems necessary or advisable for the administration and operation of the Plan. The Committee may delegate its authority to the Chief Executive Officer or to other officers, provided that such delegation will not extend to actions with respect to awards made to “covered employees,” as defined in Code Section 162(m), or to “officers” for purposes of Rule 16b-3 under the Exchange Act.

Eligibility

Any officer, employee, director or consultant of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. As of December 31, 2008 there were approximately 1,693 employees and 21 directors of the Company and its subsidiaries. The selection of participants and the nature and size of the awards is subject to the discretion of the Committee.

Shares Available for Future Awards and Awards Outstanding

As of December 31, 2008, there were outstanding awards under our prior stock option plans of approximately 758,480 previously granted stock options, which have a weighted-average exercise price of $10.26 per share and a weighted-average term of 3.3 years. All of our prior stock option plans have expired and no further awards may be made under those plans.

The Plan provides that the total number of shares of common stock which may be issued pursuant to awards under the Plan may not exceed 6,000,000, representing approximately 7% of the Company’s outstanding shares of common stock as of February 27, 2009.

To the extent that shares of common stock subject to an outstanding award under the Plan are not issued or are canceled due to the forfeiture, termination, surrender, cancellation, or expiration of such award, or such shares are surrendered or withheld as payment of either the exercise price of an award or of withholding taxes in respect of an award, then such shares shall, to the extent of such forfeiture, cancellation, surrender or withholding, again be available for awards under the Plan. Awards settled solely in cash will not reduce the number of shares of common stock available for awards under the Plan.

Shares of common stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the company or any of its subsidiaries will not reduce the number of shares available to be issued under the Plan.

Of the shares authorized for issuance under the Plan, no more than 3,000,000 shares of common stock may be issued in the aggregate in respect of awards other than stock appreciation rights or stock options. In addition, to comply with Code Section 162(m), the Plan includes a limit of 300,000 shares of common stock as the maximum number of shares that may be subject to awards made to any one individual in any one calendar year.

The source of common stock issued with respect to awards may be authorized and unissued shares or shares that have been or may be reacquired in the open market, in private transactions, or otherwise. In the event of any corporate event or transaction, including, but not limited to, a change in the shares of common stock or the capitalization of the company, such as may result from a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution, other than normal cash dividends, the number of shares of common stock authorized for issuance, available for issuance or covered by any outstanding award and the price per share of any such award, and the various limitations described above, will be proportionately adjusted. Fractional shares will not be issued under the Plan.

Awards

A participant in the plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

The following types of awards may be granted under the Plan:

Stock Appreciation Rights (“SARs”).    The Committee may grant SARs independently of any stock option or in tandem with all or any part of a stock option granted under the Plan. Upon exercise, each SAR entitles a participant to receive an amount equal to the excess of the Fair Market Value (as defined in the Plan) of a share of common stock on the date the SAR is exercised over the Fair Market Value of a share of common stock on the date the SAR is granted. The payment may be made in shares of common stock having a Fair Market Value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or in a combination. Except in the event of certain corporate events or transactions, once a SAR is granted, the Committee shall have no authority to reduce the price fixed at the date of grant, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant without the approval of the company’s shareholders.

Restricted Stock and Restricted Stock Units.    An award of Restricted Stock is an award of shares of common stock that may not be sold or otherwise disposed of during a restricted period determined by the Committee. An award of Restricted Stock Units is an award of the right to receive a share of common stock after the expiration of a restricted period determined by the Committee. The Committee may also impose additional restrictions on an award of Restricted Stock or Restricted Stock Units, including, but not limited to, attainment of certain performance goals during the restricted period. Restricted Stock may be voted by the recipient. To the extent provided by the Committee, Restricted Stock and Restricted Stock Units may also include a dividend equivalent right under which the recipient will be entitled to receive all dividends and other distributions paid with respect to such shares, which will be paid to such recipient in cash or in additional Restricted Stock or Restricted Stock Units.

Performance Shares and Performance Units.    Performance Shares and Performance Units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals established by the Committee. If the applicable performance criteria are met, the shares are earned and become unrestricted with respect to Performance Shares or an amount is payable with respect to the Performance Units. The Committee may provide that a certain percentage of the number of Performance Shares or Units originally awarded may be earned based upon the attainment of the performance goals. Amounts earned under Performance Share and Performance Unit Awards may be paid in common stock, cash or a combination of both. During the applicable performance period for an award, the shares may be voted by the recipient and the recipient may be entitled to receive dividend equivalent rights on those shares, at the discretion of the Committee.

Stock Options.    Stock Options may be nonqualified stock options or incentive stock options that comply with Code Section 422. The exercise period for any stock option will be determined by the Committee at the time of grant. The exercise price per share for all shares of common stock issued pursuant to stock options under the Plan may not be less than 100% of the Fair Market Value of a share of common stock on the grant date. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. The Plan limits the term of any stock option to 10 years and prohibits repricing of options.

Annual Incentive Awards.    Participants in the Plan may receive Annual Incentive Awards. Under an Annual Incentive Award, the participant may receive an amount based on the achievement of performance goals established by the Committee. As required by Code Section 162(m), the Plan provides an annual limit of $2,000,000 on the amount a single participant may earn under an Annual Incentive Award for any calendar year.

Other Incentive Awards.    The Committee may grant other types of awards which may be based in whole or in part by reference to common stock or upon the achievement of performance goals or such other terms and conditions as the Committee may prescribe. As required by Code Section 162(m), the Plan provides an annual limit of $2,000,000 on the amount a single participant may earn under any such Other Incentive Award. For purposes of this limitation, any award earned over a period greater than one year is deemed to have been earned ratably over the full and partial calendar years in such period.

Performance Goals

Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1,000,000 per year paid to each of the company’s Chief Executive Officer and its other four most highly compensated executive officers (collectively, the “Covered Employees”). Under Section 162(m), compensation that qualifies as “other performance-based compensation” is not subject to the $1,000,000 deduction limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards (other than SARs and stock options, which are treated as “other performance-based compensation”) as “other performance-based compensation” is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, the shareholders of the company before the incentive compensation is paid.

For purposes of awards under the Plan intended to be performance-based awards, performance goals will be established by the Committee. For those types of awards under the Plan intended to meet the definition of “performance-based compensation” the Committee will establish performance goals with respect to an award based upon one or more of the following performance criteria:

•	return measures (such as total shareholder return, return on assets and return on equity);

•	earnings measures (such as earnings per share, net income, net interest income, net interest margin and non-interest income);

•	revenues;

•	expense measures (such as expenses, operating efficiencies, efficiency ratios and non-interest expense);

•	balance sheet measures (such as assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels, investments);

•	enterprise risk management measures (such as interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits and financial ratings);

•	fair market value of the common stock; and

•	achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objective established by the Committee.

These performance goals may be measured for achievement or satisfaction during the period the Committee permits the participant to satisfy or achieve the performance goals and may be in absolute terms or measured against, or in relationship to, other companies or other external or internal measures and may be based on, or adjusted for, other objective goals, events or occurrences established by the Committee for a performance period. Performance goals may relate to the entire company or may be particular to a line of business, subsidiary or other unit, and may, but need not be, based upon a change or an increase or positive result. Performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions.

In interpreting Plan provisions applicable to performance criteria and objectives and to performance-based awards to Participants who are Covered Employees, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee, in establishing performance criteria and objectives applicable to such performance-based awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to, providing that the performance-based award will be paid, vested or otherwise delivered solely as a function of the attainment of objective performance goals and objectives established by the Committee not later than 90 days after the performance period applicable to an award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed).

At the end of each performance period for an award to Covered Employees, the Committee will determine and certify the extent to which the performance goal established for the performance period has been achieved and determine the amount to be paid, vested or delivered as a result thereof, provided the Committee may, in its sole discretion, reduce or eliminate such amount to the extent permitted under the Plan and applicable law.

Termination of Employment or Services

The disposition of each award held by a participant at termination of employment or service as a director or consultant will be as determined by the Committee and set forth in the agreement applicable to such award or in any amendment or modification thereof. To the extent the award agreement does not expressly provide for such disposition, then the disposition of the award shall be determined as set forth in the Plan.

Change in Control

In the event of a Change in Control, to the extent that outstanding awards under the Plan are assumed or replaced with a replacement award, such awards will remain outstanding and continue to be governed by their terms. If, within two years following a Change in Control, a participant is involuntarily terminated other than for cause, death or disability, or voluntarily terminates with good reason within two years after such Change in Control, such participant’s outstanding awards will become fully vested. If the Committee determines that replacement awards are not provided in connection with a Change in Control, and unless otherwise provided by the Committee in the agreement applicable to an award, upon a Change in Control, each SAR and Option then outstanding shall become fully vested and exercisable, all restrictions on shares of Restricted Stock will lapse and all Restricted Stock Units will become fully-vested. With respect to any performance based awards, such awards will be deemed earned and will be paid to the extent of the greater of:

•	the extent to which the performance goals applicable to such award have been met during the performance period up through and including the effective date of the Change in Control; or

•	the target award determined at the date of grant.

The treatment of Annual Incentive Awards or any other incentive awards under the Plan will be reflected in the applicable award agreement.

Other Provisions

In general, except to the extent provided by the Committee in the specific terms of an award or with respect to certain transfers of nonqualified stock options to certain family members or foundations for no value or other consideration, no award will be assignable or transferable except by will, the laws of descent and distribution.

The Committee may impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar covenants. Additionally, the Committee may specify in any award agreement that the participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions.

Effective Date, Amendment and Termination

If approved by the shareholders, the Plan will become effective as of the date of such approval and will remain in effect until all shares subject to the Plan have been purchased and/or acquired according to the provisions of the Plan, provided, however, that no awards may be granted on or after the tenth anniversary of such date. The Board of Directors may terminate the Plan at any time and may amend or modify the Plan from time to time provided that no such action may materially adversely alter or impair any outstanding award without the consent of the participant affected thereby. In addition, unless approved by the company’s shareholders, no amendment or modification may increase the number of shares of common stock which may be issued under the Plan (except pursuant to an adjustment related to a corporate change affecting the common stock), expand the types of awards available to participants under the Plan, materially expand the class of persons eligible to participate in the Plan, delete or limit the provisions prohibiting the repricing of options or reduce the price at which shares may be offered under options, extend the termination date for making awards under the Plan, or become effective if such amendment or modification is required under the rules of the New York Stock Exchange or another national exchange on which the common stock is then listed, or other applicable law, rules or regulations, to be approved by the shareholders.

The Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such award as so amended or modified, provided that no amendment or modification may materially adversely alter or impair an outstanding award without the consent of the participant affected thereby.

Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the Plan. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.

Stock Appreciation Rights.    No taxable income is recognized by a participant upon the grant of a SAR under the Plan. Upon the exercise of a SAR, the participant will realize ordinary income in an amount equal to the Fair Market Value of the shares of common stock received and the amount of cash received. Shares of common stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

The company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes ordinary income upon exercise of the SAR.

Stock Awards.    A recipient of Restricted Stock, Performance Shares or any other awards of shares of common stock generally will be subject to tax at ordinary income rates on the Fair Market Value of the common stock at the time the shares have been delivered and are no longer subject to forfeiture. A recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant of shares of common stock will have ordinary taxable income on the date of the grant equal to the Fair Market Value of the shares as if the shares were unrestricted or the shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the Restricted Shares or Performance Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. If the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the Fair Market Value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The company is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

Restricted Stock Units and Performance Units.    A recipient of units will generally be subject to tax at ordinary income rates on the Fair Market Value of any common stock issued or cash paid pursuant to such an award, and the company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The Fair Market Value of any common stock received will generally be included in income (and a corresponding deduction will generally be available to the company) at the time of receipt. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

Nonqualified Stock Options.    For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the Fair Market Value of a share of common stock on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year. The company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

Incentive Stock Options.    No taxable income is realized by the participant upon exercise of an incentive stock option granted under the plan, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the company for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) the company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the company.

If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

Annual Incentive Award and Other Incentive Awards.    A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

Other Incentive Awards.    The federal income tax consequences of other incentive awards will depend on how the awards are structured. Generally, the company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards.

New Plan Benefits

No determination has yet been made as to the amount or terms of any stock-based awards under the Plan. However, the Committee may elect, at its discretion and subject to approval of the Plan by shareholders, to settle all or any portion of awards previously granted to the named executive officers under our Long-Term Incentive Plans and our 2009 Annual Incentive Plan using shares of common stock authorized under this Plan. If the Committee elects to settle each of these awards in stock, then each named executive officer would receive a number of shares of common stock having a Fair Market Value equal to the amount payable to the participant in respect of his or her award. The shares may be unrestricted or restricted and subject to such vesting conditions as the Committee may determine at the time that awards are paid under the applicable Incentive Plan. Please refer to “Grants of Plan-Based Awards” on page 25 for a description of awards to the named executive officers under our 2008-2010 Long-Term Incentive Plan and our 2009 Annual Incentive Plan.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required to approve the Plan. Abstentions will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners, and shares for which authority to vote is withheld, will have no effect on the outcome. Proxies received by the company and not revoked prior to or at the meeting will be voted for this proposal and the adoption of the Plan unless otherwise instructed by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE FIRST COMMONWEALTH FINANCIAL CORPORATION INCENTIVE COMPENSATION PLAN, INCLUDING THE ISSUANCE OF UP TO 6,000,000 SHARES THEREUNDER.

ANNUAL AUDIT INFORMATION

Report of the Audit Committee

The Audit Committee of First Commonwealth’s Board of Directors operates under a written charter that specifies the Committee’s duties and responsibilities. This charter is available on First Commonwealth’s website at www.fcbanking.com by following the links to “Investor Relations” and “Corporate Governance.”

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG LLP, First Commonwealth’s independent registered public accounting firm (“independent auditors”), is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes and procedures. The Audit Committee relies, without independent verification, on the information provided to the Audit Committee and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Audit Committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of First Commonwealth as of and for the year ended December 31, 2008 with First Commonwealth’s management and independent auditors. The Committee has also discussed with First Commonwealth’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees,” as amended. The Audit Committee has also received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees,” and has discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in First Commonwealth’s annual report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

James W. Newill, Chairman

Julie A. Caponi

Laurie S. Singer

Robert J. Ventura

Accounting Firm

We currently expect that KPMG LLP will be selected as First Commonwealth’s independent registered public accounting firm for the fiscal year ending December 31, 2009. However, the Audit Committee has not yet approved the engagement of KPMG LLP for the 2009 fiscal year because the company is still negotiating the terms of the engagement. KPMG LLP served as First Commonwealth’s independent registered public accounting firm for the 2008 fiscal year. A representative from KPMG LLP is expected to be present at the annual meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

Fees Billed by Accounting Firm to First Commonwealth

The aggregate fees billed by KPMG LLP for each of the fiscal years ended December 31, 2008 and 2007, respectively, were as follows:

	For the fiscal year ended December 31, 2008		For the fiscal year ended December 31, 2007
Audit Fees	$856,700	(1)	$679,870
Audit Related Fees	$0		$0
Tax Fees	$0		$0
All Other Fees	$0		$0

(1)	“Audit Fees” for 2008 included $244,400 in fees for services provided in connection with a public offering of common stock that was completed during the fourth quarter of 2008. The amount of “Audit Fees” for 2008 represents actual fees billed and does not include additional fees related to the integrated audit of First Commonwealth’s 2008 annual consolidated financial statements that may be billed after the date of this Proxy Statement.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by First Commonwealth’s independent registered public accounting firm (“independent auditors”) in order to assure that the provision of those services does not impair the accounting firm’s independence. Accordingly, the Audit Committee has adopted a policy for the pre-approval of audit and non-audit services by First Commonwealth’s independent auditors. This policy allows the Audit Committee to pre-approve services through general pre-approval or specific pre-approval.

Under general pre-approval, the Audit Committee approves in advance the payment of up to a specified amount of fees for the performance of specified types of audit, audit-related, tax and other services by the independent auditors. The term of general pre-approval is generally twelve (12) months from the date of pre-approval. Any services that are not subject to general pre-approval or fees in excess of pre-approved limits must be specifically pre-approved by the Audit Committee on a case-by-case basis. Pre-approved fee levels or budgeted amounts for all services to be provided by the independent auditors are established annually by the Audit Committee.

The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management. However, the pre-approval policy allows the Audit Committee to delegate to one or more designated members of the Audit Committee the authority to grant required pre-approvals. The decision of any member to whom authority is delegated to pre-approve an activity is presented to the full Audit Committee at its next scheduled meeting.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

First Commonwealth shareholders who want to communicate with the Board or any individual Director can write to:

First Commonwealth Financial Corporation

Attn: Board Communications

P.O. Box 400

Indiana, PA 15701

Your letter should indicate that you are a First Commonwealth shareholder. Depending on the subject matter, management will:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

In addition, First Commonwealth has retained an independent service provider to receive calls from shareholders and other interested parties who wish to communicate with the non-management Directors. The telephone number for this service is 1-866-825-5283. The independent service provider will forward all communications to the Lead Director who will take such action as he deems appropriate. A summary report of all communications received and actions taken by the Lead Director will be presented during the next executive session of the non-management Directors and, if the non-management Directors deem appropriate, to the full Board.

Important Notice Regarding Internet Availability of Proxy Materials for the 2009 Annual Meeting of Shareholders

Shareholders may view this Proxy Statement and our 2008 Annual Report on Form 10-K over the Internet by accessing our website at http://www.fcbanking.com and following the links to “Investor Relations” and “Proxy Materials.”

Annex I

FIRST COMMONWEALTH FINANCIAL CORPORATION

INCENTIVE COMPENSATION PLAN

(Effective April 20, 2009)

FIRST COMMONWEALTH FINANCIAL CORPORATION

INCENTIVE COMPENSATION PLAN

1. ESTABLISHMENT, PURPOSE, AND DURATION

1.1. Establishment of the Plan.    On January 20, 2009, the Board of Directors of First Commonwealth Financial Corporation (the “Company”) adopted, subject to the approval of shareholders, this incentive compensation plan known as the “First Commonwealth Financial Corporation Incentive Compensation Plan” (hereinafter referred to as the “Plan”), which permits the grant of short-term and long-term incentive and other stock and cash awards.

1.2. Purpose of the Plan.    The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees, Directors and Consultants of the Company and its Subsidiaries that will link their personal interests to the financial success of the Company and its Subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Employees, Directors and Consultants upon whose judgment, interest, and special effort the successful conduct of their operations is largely dependent.

1.3. Duration of the Plan.    The Plan was approved by the Board on January 20, 2009, shall become effective on the date it is approved by the Company’s shareholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14, until all Shares subject to the Plan shall have been purchased or acquired according to the provisions of this Plan. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date of the Plan.

2. DEFINITIONS AND CONSTRUCTION

2.1. Definitions.    Whenever used in the Plan, the following terms with initial capital letters shall have the meanings set forth below:

(a) “Annual Incentive Award” means an Award granted pursuant to Section 10.1.

(b) “Award” includes, without limitation, Options, Stock Appreciation Rights, Performance Share or Unit Awards, Dividend or Dividend Equivalent Rights, Stock Awards, Restricted Stock or Unit Awards, Cash Awards, Annual Incentive Awards or Other Incentive Awards that are valued in whole or in part by reference to, or are otherwise based on, the Company’s Stock, Performance Goals or other factors, all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

(c) “Award Agreement” means the agreement or other writing (which may be framed as a plan, program or notification, and which may be in electronic format) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

(e) “Board” or “Board of Directors” means the Board of Directors of the Company.

(f) “Cash Award” has the meaning specified in Section 10.2(d).

(g) “Cause” for termination of a Participant’s employment or service as a Consultant or Director shall be deemed to exist if:

(i) the Participant is convicted of, or pleads guilty or nolo contendere to, any crime which constitutes a felony under the laws of the United States of America or of any state or territory thereof, and the commission of that felony resulted in, or was intended to result in, a loss (monetary or otherwise) to the Company, or any of their respective clients, customers, directors, officers or employees; or

(ii) the Participant deliberately and intentionally fails or refuses to perform his or her duties to the Company (other than during such time as the Participant is incapacitated due to an accident or illness or during his or her regularly scheduled vacation periods) for a period of thirty (30) consecutive days following the receipt by the Participant of a notice from the Company sent by certified mail, return receipt requested, setting forth in detail the facts upon which the Company relies in concluding that the Participant has deliberately and intentionally refused to perform his or her duties and indicating with specificity the duties that the Company demands that the Participant perform without delay.

(h) “Change in Control” means, unless otherwise defined by the Participant’s Award Agreement, the occurrence of any of the following:

(i) the acquisition by any person, entity or group (as defined in Section 13(d) of the Exchange Act) (other than (1) the Company and its Subsidiaries, (2) any employee benefit plan of the Company or its Subsidiaries, or (3) any person who is an officer, director or beneficial owner of 5% or more of the outstanding Stock on the Effective Date), through one transaction or a series of transactions, of more than 50% of the combined voting power of the then outstanding voting securities of the Company;

(ii) the merger or consolidation of the Company as a result of which the persons who were shareholders of the Company immediately prior to such merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; provided, however, that, for purposes of this clause (ii), any shares of stock of or other equity interest in the merged or consolidated entity that are issued to or retained by a person who was a shareholder of the Company immediately prior to the transaction in respect of such person’s ownership interest in a party to the transaction other than the Company shall not be deemed to be owned by such person immediately after the transaction (but shall be deemed to be outstanding);

(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company through one transaction or a series of related transactions to one or more persons or entities; and

(iv) the liquidation or dissolution of the Company (other than (1) a dissolution occurring upon a merger or consolidation thereof, (2) a liquidation of the Company into its Subsidiary, or (3) a liquidation or dissolution that is incident to a reorganization);

Notwithstanding the foregoing, if the payment of Stock or cash under an Award constitutes the payment of deferred compensation subject to Section 409A of the Code and the time or form of such payment is changed due to a Change in Control, such change in the time or form of payment shall not occur unless the event constituting the Change in Control is also a “change in control event” as defined in treasury regulation 1.409A-3(i)(5).

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j) “Committee” means the First Commonwealth Financial Corporation Executive Compensation Committee, or such other committee designated by the Board of Directors to administer this Plan. The Committee shall be appointed by the Board, shall consist of three or more outside, independent members of the Board, and in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Securities Exchange Act of 1934 (or any successor rule), (ii) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of the New York Stock Exchange (or such other stock exchange on which the Stock is traded). Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy in the Committee.

(k) “Company” means First Commonwealth Financial Corporation, a Pennsylvania corporation, or any successor thereto as provided in Article 16 herein.

(l) “Consultant” means any person, including an advisor (other than a person who is an Employee or a Director), or any entity that renders services to the Company and/or a Subsidiary.

(m) “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

(n) “Director” means a director of the Company or a Subsidiary.

(o) “Disability” means totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or a Subsidiary applicable to Employee, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section); provided, however, that to the extent an amount payable under this Plan which constitutes deferred compensation subject to Section 409A the Code would become payable upon Disability, “Disability” for purposes of such payment shall not be deemed to have occurred unless the disability also satisfies the requirements of treasury regulation 1.409A-3.

(p) “Dividend or Dividend Equivalent Rights” has the meaning specified in Section 10.2(a).

(q) “Effective Date” means the date this Plan is approved by the Company’s shareholders.

(r) “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a Director.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(t) “Fair Market Value” on or as of any date shall mean (unless a different method of calculation is required by applicable law) (i) the closing price of the Stock as reported by the New York Stock Exchange (or, if the Stock is not listed for trading on the New York Stock Exchange, then on such other national exchange upon which the Stock is then listed) for such date, or if there are no sales on such date, on the next preceding day on which there were sales, or (ii) in the event that the Stock is no longer listed for trading on a national exchange, an amount determined in accordance with standards adopted by the Committee.

(u) “Good Reason” means:

(i) the assignment to a Participant of any duties inconsistent in any respect with the Participant’s position, authority, duties or responsibilities immediately prior to the Change in Control or any other action by the Company which results in a diminution of such position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after the receipt of notice thereof given by the Participant;

(ii) any requirement of the Company that the Participant (A) be based anywhere more than fifty (50) miles from the office where the Participant is located immediately prior to the Change in Control or (B) travel on Company business to an extent substantially greater than the travel obligations of the Participant immediately prior to the Change in Control; or

(iii) a reduction by the Company in the Participant’s rate of annual base compensation as in effect immediately prior to the Change in Control or the failure of the Company to continue in effect any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan in which the Participant is participating or entitled to participate immediately prior to the Change in Control, unless the Participant is permitted to participate in other plans providing the Participant with substantially equivalent benefits in the aggregate (at substantially equivalent cost with respect to welfare benefit plans).

(v) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article 9, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).

(w) “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article 9, which is not intended to be an Incentive Stock Option.

(x) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(y) “Other Incentive Award” has the meaning specified in Section 10.2(e).

(z) “Participant” means an Employee, a Director or a Consultant who has been granted an Award under the Plan.

(aa) “Performance Goal” means the objectives, determined by the Committee, which are to be satisfied or met during the applicable Period of Restriction or Performance Period, as the case may be, as a condition to the Participant’s receipt of Shares or cash with respect to a Performance-Based Award. Performance Goals shall be based on one or more of the following criteria: (A) return measures (including, but not limited to, total shareholder return, return on assets and return on equity), (B) earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin, and non-interest income), (C) revenues, (D) expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios, and non-interest expense), (E) balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels, investments), (F) enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits, and financial ratings), (G) Fair Market Value of the Stock, or (H) achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objective established by the Committee. The criteria and objectives constituting Performance Goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. The Performance Goals shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the Performance Period or Period of Restriction in which the Committee established for such Participant to satisfy or achieve such criteria and objectives and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee. Such performance criteria and objectives constituting the Performance Goals may be particular to a line of business, Subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result.

(bb) “Performance Share” means an Award representing the right to receive a payment equal to the value of a performance share, granted to a Participant pursuant to Article 8.

(cc) “Performance Unit” means an Award representing the right to receive a payment based on the value of a performance unit, granted to a Participant pursuant to Article 8.

(dd) “Period of Restriction” means the period during which Shares of Restricted Stock or receipt of Shares attributable to a Restricted Stock Unit is subject to Vesting Conditions and transfer of such Shares is restricted.

(ee) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(ff) “Plan” means this First Commonwealth Financial Corporation Incentive Compensation Plan, as from time to time amended.

(gg) “Previously-Acquired Shares” means shares of Stock acquired by the Participant or any beneficiary of a Participant, which Shares have been held for a period of not less than six months, or such longer or shorter period as the Committee may require or permit.

(hh) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 7.

(ii) “Restricted Stock Unit” means an award representing a right to receive a payment equal to the value of a Share, granted to a Participant pursuant to Article 7.

(jj)(i) “Retirement” means, except to the extent otherwise provided by the Committee in the applicable Award Agreement, termination of employment or service as a Director or Consultant for any reason (other than under circumstances determined by the Company or a Subsidiary to constitute cause) on or after attaining age 55 and having been employed by the Company and/or a Subsidiary or having served as a Director or Consultant for a cumulative period of five or more years; and (ii) “Retired,” with respect to a Participant, means having incurred a termination of employment or service as a Director or Consultant under circumstances constituting a Retirement and remaining retired from the financial services industry, which for this purpose, shall mean the Participant does not, without the written consent of the Company, become an employee or director of, or a consultant or advisor or otherwise directly or indirectly provide services to, a company (other than the Company or a Subsidiary) that offers financial services or products that compete with the financial services or products offered by the Company and its Subsidiaries.

(kk) “Stock” or “Shares” means the common stock of the Company.

(ll) “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Article 6.

(mm) “Stock Award” has the meaning specified in Section 10.2(b).

(nn) “Subsidiary” shall mean any corporation which is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

(oo) “Vesting Conditions” mean those conditions established in accordance with Article 7 prior to the satisfaction of which Restricted Stock or Shares attributable to a Restricted Stock Unit remain subject to forfeiture or a repurchase option in favor of the Company.

2.2. Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. References to “Article,” “Section,” or “paragraph” shall mean the Articles, Sections or paragraphs of this Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular, and any masculine term used herein also shall include the feminine. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.3. Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

3. ADMINISTRATION

3.1. Authority of the Committee.

(a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan, such powers to include the authority to:

(i) Select the persons to be granted Awards under the Plan;

(ii) Determine the terms, conditions, form and amount of Awards to be made to each person selected;

(iii) Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(iv) Establish objectives and conditions for earning Awards;

(v) Determine the terms of each Award Agreement and any amendments or modifications thereof;

(vi) Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period;

(vii) Determine if and when an Award may be deferred;

(viii) Determine whether the amount or payment of an Award should be reduced or eliminated; and

(ix) Determine the guidelines and/or procedures for the payment or exercise of Awards.

Notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.2 or 10.1 hereof) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons with respect to such Awards.

3.2. Decisions Binding.    The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its shareholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.3. Delegation of Certain Responsibilities.    The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that except as provided below the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. The Committee may delegate to the Company’s Chief Executive Officer or to other officers of the Company its authority under this Article 3, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are (a) Covered Employees or (b) officers of the Company or its Subsidiaries who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

3.4. Procedures of the Committee.    Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company’s Articles of Incorporation, as amended from time to time, and Pennsylvania law for their services as directors of the Company.

3.5. Award Agreements.    Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

3.6. Rule 16b-3 Requirements.    Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act (“Rule 16b-3”).

4. STOCK SUBJECT TO THE PLAN

4.1. Number of Shares.

(a) Subject to adjustment as provided in Section 4.2 herein, the aggregate number of Shares that may be delivered under the Plan at any time shall not exceed six million (6,000,000) Shares. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. To the extent that shares of Stock subject to an outstanding Award are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such award, by reason of the tendering or withholding of Shares (by either actual delivery or by attestation) to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an Award, by reason of being settled in cash in lieu of Stock or settled in a manner such that some or all of the Shares covered by the Award are not issued to a Participant, or being exchanged for a grant under this Plan that does not involve Stock, then such shares shall immediately again be available for issuance under this Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

(b) Shares of Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under this Plan.

(c) Subject to Section 4.2, the following limitations shall apply to Awards under the Plan:

(i) All of the Shares that may be issued under this Plan may be issued pursuant to SARs or Options granted hereunder, and all Options granted hereunder may be Incentive Stock Options.

(ii) With respect to Awards other than SARs and Options, not more than 50% of the total number of Shares that may be issued under this Plan may be issued pursuant to such other Awards.

(iii) The maximum number of Shares that may be covered by Awards granted under this Plan to any single Participant shall be 300,000 Shares during any one calendar year. For purposes of applying the limitations set forth in this paragraph (iii), if an Award, including, but not limited to Options, SARs, Restricted Stock, Restricted Stock Units and Performance Shares, is denominated in Shares or the amount of the payment to be made thereunder shall be determined by reference to the value of Shares, then such Award shall be counted in the year the Award is granted as covering the number of Shares set forth in the Award. If an Award is granted in tandem with a Stock Appreciation Right, such that the exercise of the Award right or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Award right, respectively, with respect to such share, the tandem Award right and Stock Appreciation Right with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (iii).

4.2. Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the purchase price or grant date value applicable to outstanding Options or grant price applicable other Awards, the number of shares provided in the limitations set forth in Section 4.1(c) above, and other value determinations applicable to outstanding Awards. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding

Awards, including modifications of performance goals and changes in the length of performance periods. Any adjustment of any Options or SARs under this Section 4.2 shall be made in a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code and the Section 1.409A-1(b)(5)(D) of the regulations promulgated under Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article 14, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 424 of the Code, where applicable

5. ELIGIBILITY AND PARTICIPATION

5.1. Eligibility.    Persons eligible to participate in this Plan include all Employees Directors and Consultants.

5.2. Actual Participation.    Subject to the provisions of the Plan, the Committee may from time to time select those Employees, Directors and Consultants to whom Awards shall be granted and determine the nature and amount of each Award. No Employee, Director or Consultant shall have any right to be granted a subsequent Award under this Plan if previously granted an Award.

6. STOCK APPRECIATION RIGHTS

6.1. Grant of Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Employees, Directors and/or Consultants at any time and from time to time, at the discretion of the Committee. Subject to the immediately preceding sentence, the Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.

6.2. Exercise of SARs.    SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in Options or other Awards granted in tandem with such SARs.

6.3. Payment of SAR Amount.    Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a Share on the date of grant); by

(b) The number of Shares with respect to which the SAR is exercised.

Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once a SAR is granted, the Committee shall have no authority to reduce the price fixed by the Committee at the date of grant pursuant to Section 6.3(a) above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant without the approval of the Company’s shareholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.

6.4. Form of Payment.    Payment to a Participant of the amount due upon SAR exercise will be made in Shares having a Fair Market Value as of the date of exercise equal to the amount determined under Section 6.3 above, except as the Committee may otherwise provide for the payment in cash in the applicable Award Agreement or any amendment or modification thereof.

6.5. Duration of SAR.    Each SAR shall expire at such time as the Committee shall determine in the Award Agreement, however, no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

6.6. Termination of Employment or Service.    Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, a SAR shall be exercisable after a Participant’s termination of service only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(a) Death, Disability or Retirement.    If the Participant’s service terminates because of the death, Disability or Retirement of the Participant, the SAR, to the extent unexercised and exercisable on the date on which the Participant’s service terminated, may be exercised by the Participant (or the Participant’s guardian, legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death or Disability) at any time prior to the expiration of 12 months after the date on which the Participant’s service terminated, but in any event no later than the date of expiration of the SAR’s term as set forth in the Award Agreement evidencing such SAR.

(b) Other Termination of Service.    If the Participant’s Service terminates for any reason other than as specified in paragraph (a) above, the SAR, to the extent unexercised, shall terminate automatically on the date on which the Participant’s service terminates.

6.7. Nontransferability of SARs.    Except as may be permitted by the Committee in the applicable Award Agreement or any amendment or modification thereof, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grant of Restricted Stock and Restricted Stock Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and Restricted Stock Units under the Plan to such Employees, Directors and/or Consultants and in such amounts and on such terms and conditions as it shall determine.

7.2. Transferability.    Except as provided in this Article 7, the Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the Period of Restriction specified in the Award Agreement, or upon earlier satisfaction of Vesting Conditions (which may include the attainment of Performance Goals) specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

7.3. Other Restrictions.    The Committee shall impose such other restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including, but not limited to, attainment of Performance Goals during the Period of Restriction, and the Committee may legend certificates representing Restricted Stock or record stop transfer orders with respect to uncertificated Shares to give appropriate notice of such restrictions.

7.4. End of Period of Restriction.    Except as otherwise provided in this Article, after the last day of the Period of Restriction, (a) Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant, and (b) the Participant shall be entitled to receive one Share of Stock with respect to each Restricted Stock Unit. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend or stop transfer order removed. If delivery of Shares is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend Equivalents or interest during the deferral period.

7.5. Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Award Agreement.

7.6. Dividends and Other Distributions.    Except as otherwise provided by the Committee, during the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares or, if applicable, Restricted Stock Units equal to the number of such Shares, shall be subject to the same restrictions on transferability as the Shares of Restricted Stock or Restricted Stock Units with respect to which they were paid.

7.7. Termination of Employment or Service.    Unless otherwise provided by the Committee in the grant of Restricted Stock or Restricted Stock Units and set forth in the Award Agreement:

(a) Death or Disability.    If the Participant’s service terminates because of the death or Disability of the Participant, any remaining Period of Restriction applicable to the Participant’s Restricted Stock or Restricted Stock Units shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur, provided, however that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of termination due to death or Disability on such Award shall be determined applying the principles of Section 8.5(a) below as if such Award was a Performance Share Award.

(b) Retirement.    If the Participant’s service terminates because of his or her Retirement, any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units shall continue to apply and the Shares of Restricted Stock or Restricted Stock Units shall thereafter become free of restrictions and be freely transferable in accordance with the terms of the Award Agreement as if the Participant’s employment or service had not terminated, provided, however that as of the date the Participant shall cease to be Retired, any shares of Restricted Stock or Restricted Stock Units still subject to restrictions shall be automatically forfeited and returned to the Company or cancelled, as applicable, and provided, further that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of Retirement on such Award shall be determined applying the principles of Section 8.5(b) below as if such Award was a Performance Share Award;

(c) Other Termination of Service. If a Participant’s service terminates for any reason other than as specified in paragraph (a) or (b) above any shares of Restricted Stock or Restricted Stock Units still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable.

8. PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1. Grant of Performance Units or Performance Shares.    Subject to the terms and conditions of the Plan, Performance Units or Performance Shares may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant and the terms and conditions thereof.

8.2. Value of Performance Units and Performance Shares.    The Committee shall set Performance Goals over certain periods to be determined in advance by the Committee (“Performance Periods”). Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded for such Performance Period. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded.

8.3. Payment of Performance Units and Performance Shares.    After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Committee. The Committee shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 8.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable Performance Goal or goals have been satisfied to a particular extent.

8.4. Form and Timing of Payment.    The payment described in Section 8.3 shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend Equivalents or interest during the deferral period.

8.5. Termination of Employment or Service.    Unless otherwise provided by the Committee in the grant of a Performance Unit or Performance Share Award:

(a) Death or Disability.    If a Participant’s employment or service is terminated by reason of death, Disability or Retirement of the Participant, each Performance Unit or Performance Share Award held by the Participant shall be deemed earned on a prorated basis and a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the Performance Goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period.

(b) Other Termination of Service.    If a Participant’s employment or service is terminated for any reason other than death or Disability of the Participant, all Performance Units and Performance Shares shall be forfeited and no payment shall be made with respect thereto.

8.6. Nontransferability.    No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

9. OPTIONS

9.1. Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors, and/or Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs. However, only Employees may receive an Award of Incentive Stock Options.

9.2. Option Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. Unless the Option Agreement shall specify that the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, the Option shall be a Nonqualified Stock Option whose grant is not intended to be subject to the provisions of Code Section 422.

9.3. Option Price.    The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the date the Option is granted. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an

Option is granted, the Committee shall have no authority to reduce the Option price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price without the approval of the Company’s shareholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.

9.4. Duration of Options.    Each Option shall expire at such time as the Committee shall determine in the Award Agreement, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

9.5. Exercise of Options.    To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants.

9.6. Payment.    To the extent exercisable and not expired or forfeited, cancelled or otherwise terminated, Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, including, but not limited to, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the exercise price and any withholding taxes due, (b) by delivery or deemed delivery through attestation of Previously-Acquired Shares having a Fair Market Value at the time of exercise equal to the total Option price, (c) by a combination of (a) or (b), or (d) such other methods as the Committee deems appropriate. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.

9.7. Restrictions on Stock Transferability.    The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

9.8. Special Provisions Applicable to Incentive Stock Options.    To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations) the Award of Incentive Stock Options shall be subject to the following:

(a) In the event that the aggregate Fair Market Value of the Stock (determined at the time the Options are granted) subject to ISOs held by a Participant that first becomes exercisable during any calendar year exceeds $100,000 then the portion of such ISOs equal to such excess shall be NQSOs.

(b) An Incentive Stock Option granted to an employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option.

(c) No ISO granted to an employee who, at the time of grant, has (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be exercisable later than the fifth (5th) anniversary date of its grant.

9.9. Termination of Employment or Service.

(a) Option Exercisability.    Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award

Agreement, an Option shall be exercisable after a Participant’s termination of service only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i) Death, Disability or Retirement.    If the Participant’s Service terminates because of the death, Disability or Retirement of the Participant the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian, legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death or Disability) at any time prior to the expiration of 12 months after the date on which the Participant’s service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option.

(ii) Other Termination of Service.    If the Participant’s Service terminates for any reason other than death, Disability or Retirement, the Option, to the extent unexercised, shall terminate automatically on the date on which the Participant’s service terminates.

(b) Extension if Participant Subject to Section 16(b).    Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 9.9(a) of Shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the 10th day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the 190th day after the Participant’s termination of service, or (iii) the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option.

9.10. Nontransferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

10. ANNUAL AND OTHER INCENTIVE AWARDS

10.1. Annual Incentive Awards.    The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant Annual Incentive Awards to Employees, including, but not limited to, Covered Employees. Each such Award shall provide that:

(a) Amounts earned by and paid to Participants under Annual Incentive Awards will be based upon achievement of Performance Goals established pursuant to Article 8 above over a one-year Performance Period, subject to the Committee’s authority to reduce, but not increase, such amount.

(b) The maximum amount any Participant may earn under an Annual Incentive Award for any calendar year shall not exceed $2,000,000.

(c) Annual Incentive Awards shall be paid in cash, subject to the Committee providing that all or a portion of any such amount may be paid in Shares.

10.2. Grant of Other Incentive Awards.    Other Incentive Awards may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. Such Awards may include, but are not limited to:

(a) Dividend or Dividend Equivalent Right.    A right granted in connection with or by reference to a new or previously-granted Award to receive dividends or their equivalent in value in Stock, cash or in a combination of both with respect to any new or previously existing Award.

(b) Stock Award.    An unrestricted transfer of ownership of Stock.

(c) Awards under Deferred Compensation or Similar Plans.    The right to receive Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation or similar plan established from time to time by the Company.

(d) Cash Award.    An award denominated in cash, subject to the achievement of Performance Goals during a Performance Period determined by the Committee, or that may be earned under a Company or Subsidiary bonus or incentive plan or program.

(e) Other Incentive Awards.    Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 10.2.

10.3. Terms of Other Incentive Awards.    Other Incentive Awards may be made in tandem, with, in replacement of, or as alternatives to Awards under Articles 6, 7, 8 or 9 of this Plan or of any other incentive or employee benefit plan of the Company or any of its subsidiaries. An Other Incentive Award may provide for payment in cash or in Stock or a combination thereof.

10.4. Limitations.    The number of Shares covered by Other Incentive Awards granted to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 4.1(c)(iii) above. The maximum amount that may be earned under the Plan during any calendar year with respect to any Cash Award or Other Incentive Award described in Section 10.2 shall be $2,000,000. Any amount earned with respect to which performance is measured over a period greater than one year shall be deemed to have been earned ratably over the full and partial calendar years in such period.

10.5. Termination of Employment or Service.    Unless otherwise provided by the Committee in the grant of an Annual or Other Incentive Award, if a Participant’s employment or service is terminated for any reason (including death, Disability or Retirement of the Participant), all Annual Incentive Awards and Other Incentive Awards shall be forfeited and no payment shall be made with respect thereto.

11. BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

12. RIGHTS OF PARTICIPANTS

12.1. Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service as a Director or Consultant at any time, nor confer upon any Participant any right to continue in the employ or to so serve as a Director or Consultant of the Company or any of its Subsidiaries.

12.2. Participation.    No Employee, Director or Consultant shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

12.3. No Implied Rights; Rights on Termination of Service.    Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

12.4. No Right to Company Assets.    Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable subsidiary shall be sufficient to pay any benefit to any person.

12.5. Rights as Shareholder; Fractional Shares.    Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Fractional Shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round the fraction down. To the extent the Stock is uncertificated, references in this Plan to certificates shall be deemed to include references to any book-entry evidencing such Shares.

12.6. Other Restrictions, Limitations and Clawback.    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (a) termination of employment for cause, (b) fraudulent, illegal or misconduct, (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to Participant, (d) breach of any noncompetition, nonsolicitation, confidentiality, or other restrictive covenant that may apply to the Participant, or (e) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

13. CHANGE IN CONTROL

13.1. Effect of Change in Control of the Company.    Notwithstanding any other provision of this Plan to the contrary and except as provided by the Committee in the applicable Award Agreement, the provisions of this Article 13 shall apply in the event of a Change in Control.

13.2. Conditional Vesting.    Upon a Change in Control:

(a) Each SAR and Option then outstanding shall become fully vested and exercisable;

(b) Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 herein shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 7.4 above, provided, however that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of Change in Control on such Award shall be determined applying the principles of Section 13.2(c) below as if such Award was a Performance Share Award;

(c) Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control or (ii) the target number of Performance Units or Performance Shares determined at the date of grant; and

(d) The treatment of any Annual Incentive Award or any Other Incentive Award shall be as determined by the Committee and reflected in the applicable Award Agreement;

provided, however, that the foregoing treatment shall not apply to an Award to the extent that another award meeting the requirements of Section 13.3 (a “Replacement Award”) is provided to the Participant pursuant to Section 4.2 to replace such outstanding Award (the “Replaced Award”)

13.3. Replacement Awards.    An Award shall meet the conditions of this Section 15.3 (and hence qualify as a Replacement Award) if:

(a) it has a value at least equal to the value of the Replaced Award;

(b) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control).

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 15.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

13.4. Separation from Service.    Upon an involuntary separation from service of a Participant (other than for Cause) or, solely in the case of a Participant who is an Employee, a voluntary separation of service of the Participant for Good Reason, in any case occurring in connection with or during the period of two (2) years after a Change in Control, all Replacement Awards held by the Participant to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.

14. AMENDMENT, MODIFICATION, AND TERMINATION

14.1. Amendment, Modification and Termination of Plan.    The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without shareholder approval, (i) except as provided in Section 4.2, increase the number of shares of Stock which may be issued under the Plan, (ii) expand the types of Awards available to Participants under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan; (iv) delete or limit the provisions in Section 6.3 prohibiting the repricing of Options or reduce the price at which Shares may be offered under Options; or (v) extend the termination date for making Awards under the Plan. In addition, the Plan shall not be amended without approval of such amendment by the Company’s shareholders if such approval is required under (1) the rules and regulations of the New York Stock Exchange or an other national exchange on which the Stock is then listed, or (2) other applicable law, rules or regulations.

14.2. Amendment or Modification Awards.    The Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid.

14.3. Effect on Outstanding Awards.    No such amendment, modification or termination of the Plan pursuant to Section 14.1 above, or amendment or modification of an Award pursuant to Section 14.2 above, shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

15. WITHHOLDING

15.1. Tax Withholding.    The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

15.2. Stock Delivery or Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum (or such greater amount as the Committee may permit) statutory total tax which would be imposed on the transaction; provided, however, that in the event a deferral election is in effect with respect to the shares deliverable upon exercise of an Option, then the Participant may only elect to have such withholding made from the Stock tendered to exercise such Option. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Stock withholding elections made by Participants who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act must comply with the additional restrictions of Section 16 and Rule 16b-3 in making their elections.

16. SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

17. MISCELLANEOUS PROVISIONS

17.1. Repurchase Rights.    Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

17.2. Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

17.3. Rights as Employee, Consultant or Director.    No person shall have a right to be selected as a Participant, or, having been so selected for one Award, to be selected as a Participant for a future Award. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of the Company or a Subsidiary to terminate the Participant’s Service at any time. To the extent that an Employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

17.4. Severability.    If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

17.5. Choice of Law.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its conflict of law rules.

17.6. Section 409A.    To the extent that the Committee determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines is necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

Please mark your votes as indicated in this example	☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE FIRST COMMONWEALTH FINANCIAL CORPORATION INCENTIVE COMPENSATION PLAN.

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	☐	☐	☐	2. Approval of the First Commonwealth Financial Corporation Incentive Compensation Plan, including the issuance of up to 6,000,000 shares of common stock thereunder.		☐	☐	☐
01 James W. Newill
02 Robert J. Ventura
03 Laurie S. Singer
(INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions
The Proxies are authorized to vote in their discretion upon any other matters brought before the meeting.

				Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or other legal entity, please sign in full corporate or entity name by President or other authorized capacity.

▲   FOLD AND DETACH HERE   ▲

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BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

First Commonwealth Financial Corporation	INTERNET http://www.eproxy.com/fcf Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can view the Annual Report and Proxy Statement on the Internet by accessing our website at www.fcbanking.com and following the links to “Investor Relations” and “Proxy Materials.”

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PROXY

FIRST COMMONWEALTH FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS – APRIL 20, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Douglas Brown, Natalie M. Felix and Robin L. Shaw, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of First Commonwealth Financial Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held April 20, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲   FOLD AND DETACH HERE   ▲

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for First Commonwealth Financial Corporation, now makes it easy and convenient to get current information on your shareholder account.

— View account status	— View payment history for dividends
— View certificate history	— Make address changes
— View book-entry information	— Obtain a duplicate 1099 tax form
— Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

Whether or not you plan to attend the meeting in person, we urge you to sign, date and return this proxy card as promptly as possible so that your shares will be represented.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to     Investor     ServiceDirect®     at     www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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